Exhibit 4.1

Energizer Holdings, Inc.

Savings Investment Plan

January 2010

AMENDMENT NO. 15

TO

ENERGIZER HOLDINGS, INC.

SAVINGS INVESTMENT PLAN

WHEREAS, effective April 1, 2000, Ralston Purina Company (“Ralston”) a Missouri Corporation, spun off its battery and lighting products business to the shareholders of Ralston common stock in a spin off qualifying under Code Section 355 (“the Spin Off”);

WHEREAS, as part of the Spin Off, the Ralston Savings Investment Plan (“Ralston SIP”), a qualified plan under Code Sections 401(a) and (k), was split into two plans, the Ralston SIP and the Energizer Holdings, Inc. Savings Investment Plan (“Plan” or “SIP”) and such split constituted a spin-off of the Ralston SIP as defined under Code Section 414(l);

WHEREAS, to effect the spin off of the Ralston SIP, the total account balances of all participants in the Ralston SIP on March 31, 2000, who are Energizer Individuals, as defined in the Agreement and Plan of Reorganization dated April 1, 2000 (“the Agreement”) between Ralston and Energizer Holdings, Inc. (“Energizer”), were transferred by the Trustee of the Ralston SIP and the Trustee of the SIP effective as soon as practicable after March 31, 2000;

WHEREAS, the Energizer Board of Directors adopted the SIP effective as of April 1, 2000;

WHEREAS, Energizer made certain changes to and restated the SIP effective October 1, 2001;

WHEREAS, Energizer subsequently amended the SIP to, among other things, provide that the employees of Warner-Lambert LLC and any affiliated company of Warner-Lambert LLC who were participants in the Pfizer Savings Plan on March 28, 2003 and who became employees of Energizer or any of its Affiliates on or after March 29, 2003 (“Former Warner-Lambert LLC employees”) shall become participants in the SIP; from March 29, 2003 through December 31, 2003, the provisions of the Pfizer Savings Plan were duplicated under the SIP for such Former Warner-Lambert LLC employees; on January 1, 2004, Former Warner-Lambert employees became subject to the non-duplicated terms of the SIP;

WHEREAS, Energizer made certain changes to and restated the SIP effective March 28, 2005; and

WHEREAS, Energizer made certain changes to and restated the SIP effective January 1, 2006, including changes to comply with the final regulations issued under Code sections 401(k)/401(m); and

WHEREAS, Energizer subsequently amended the SIP by an Amendment No. 11 to provide for the merger of the four defined contribution pension plans sponsored by Playtex Products, Inc. or any of its subsidiaries into the Plan effective as of January 1, 2008; by an Amendment No. 12, to provide, among other things, for automatic enrollment of certain employees, increased contribution percentages and modification to the true-up matching contribution; by an Amendment No. 13 as requested by the IRS in connection with the Plan’s pending determination letter application; and an Amendment No. 14 to comply with the provisions of the Pension Protection Act of 2006, the Worker, Retiree and Employer Recovery Act of 2008 and the Heroes Earnings Assistance and Relief Tax Act of 2008; and

WHEREAS, Energizer desires to amend and restate the SIP effective as of January 1, 2010 except as otherwise provided herein, to incorporate Amendments No. 11, 12, 13 and 14 into the document and to make certain changes to the SIP to reflect the redesign of the Energizer Holdings, Inc. Retirement Plan effective January 1, 2010, including the removal of all references to After-Tax Matched Contributions.

NOW, THEREFORE, the SIP is hereby amended and restated effective January 1, 2010 except as otherwise provided herein as follows:

i

ENERGIZER HOLDINGS, INC.

SAVINGS INVESTMENT PLAN

ARTICLE I

Definitions

Section 1.01—Accounts

Accounts shall mean, with respect to any Member, his or her Before-Tax Investment Account, After-Tax Investment Account, Company Matching Contribution Account and Rollover Account.

Section 1.02—Administrative Committee

Administrative Committee shall mean the Energizer Plans Administrative Committee which has the responsibility and authority to administer the Plan.

Section 1.03—Affiliated Company

Affiliated Company shall mean (1) any corporation which is a member of a controlled group of corporations (within the meaning of Code Section 414(b)) which includes the Company, (2) any trade or business (whether or not incorporated) which is under common control (within the meaning of Code Section 414(c)) with the Company, and (3) an organization (whether or not incorporated) which is a member of an affiliated service group (within the meaning of Code Section 414(m)) which includes the Company, and (4) any other entity which is required to be aggregated with the Company under Code Section 414(o).

Section 1.04—After-Tax Investment Account

After-Tax Investment Account shall mean that portion of the Trust Fund which, with respect to any Member, is attributable to his or her After-Tax Contributions and any investment earnings and gains or losses thereon.

Section 1.05—After-Tax Contributions

After-Tax Contributions shall mean the amount of contributions made at the election of a Member in accordance with Section 4.04.

Section 1.06—Before-Tax Investment Account

Before-Tax Investment Account shall mean that portion of the Trust Fund which, with respect to any Member, is attributable to Before-Tax Matched contributions, Before-Tax Unmatched Contributions and catch-up contributions made in accordance with Section 4.03(b), including Before-Tax Matched Contributions and Before-Tax Unmatched Contributions recharacterized as catch-up contributions in accordance with Sections 4.05 and 4.07, and investment earnings and gains or losses thereon.

Section 1.07—Before-Tax Matched Contributions

Before-Tax Matched Contributions shall mean the amount of contributions made at the election of the Member in accordance with Section 4.01.

Section 1.08—Before-Tax Unmatched Contributions

Before-Tax Unmatched Contributions shall mean the amount of contributions made at the election of the Member in accordance with Section 4.03.

Section 1.09—Beneficiary

Beneficiary shall mean any person or persons (natural or otherwise) designated as such by a Member in accordance with the Plan.

Section 1.10—Board of Directors

Board of Directors shall mean the Board of Directors of the Company and any committee authorized by such Board to act in its behalf with reference to the Plan.

Section 1.11—Closing Price

Closing Price shall mean the price assigned to a transaction order on a Valuation Date. Generally, the Closing Price is determined by the Trustee on the day the order is placed. However, if, in the best judgment of the Investment Committee, it would not be in the best interests of Members to determine the Closing Price on the day the order is placed, due to unusual circumstances, the Investment Committee may, in its sole discretion, complete the order in such manner as the Investment Committee deems prudent. If a transaction is completed over several days, Members who placed such orders on the original date will not be permitted to effect any other transactions, other than making contributions and loan repayments, until a Closing Price for the original Valuation Date is established. The Closing Price assigned to such orders will reflect the average price of the transactions necessary to complete the orders.

Section 1.12—Code

Code shall mean the Internal Revenue Code of 1986. Reference to any section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or replaces said section.

Section 1.13—Common Stock

Common Stock shall mean the common stock of Energizer Holdings, Inc. and shall include any other authorized class or series of Common Stock outstanding upon the reclassification of any of such classes or series of Common Stock, including, without limitation, any stock split-up, stock dividend, creation of targeted stock or other distributions of stock in respect of or any reverse stock split-up, or recapitalization of the Company, or any merger or consolidation of the Company with any Affiliated Company.

Section 1.14—Company

Company shall mean Energizer Holdings, Inc., a Missouri corporation, at all times a publicly-traded C Corporation, and any successor thereto.

Section 1.15—Company Matching Contribution Account

Company Matching Contribution Account shall mean that portion of the Trust Fund which, with respect to any Member, is attributable to any contributions made on the Member’s behalf by the Company or Participating Employer in accordance with Section 4.02 and any investment earnings and gains or losses thereon.

Section 1.16—Company Matching Contributions

Company Matching Contributions shall mean the amount contributed by the Company and/or Participating Employer in accordance with Section 4.02.

Section 1.17—Compensation

Compensation shall mean the basic compensation and such other forms of cash compensation paid for employment in Covered Service, as determined by the Plan Administrator including but not limited to, regular cash bonuses (unless the Member elects to defer such bonus under a Company sponsored deferred compensation plan); payments made by the Member as salary reduction as a result of an election pursuant to Code Section 125 or Section 132(f)(4); payments received by Members as a result of non-occupational sicknesses or injuries as wage replacement; and payments received by a Member under any type of Company sponsored voluntary supplementation of worker’s compensation payments. Compensation shall not include employer paid reimbursements and allowances, or non-recurring awards.

In order to be taken into account for purposes of this Section, compensation generally must be paid or treated as paid to the Member before the Member’s severance from employment (as defined in Section 18.01). However, payments of compensation paid by the later of two and one-half months (2 1/2) months after the Members severance from employment or the end of the limitation year (as defined in Section 18.01) that includes the date of the Member’s severance from employment shall be treated as compensation to the extent such amounts are compensation for services rendered that would have been paid absent a severance from employment, or payments for accrued vacation or other leave the Member would have been able to use if employment had continued.

The annual Compensation of each Member taken into account under the Plan shall not exceed the amount specified in Code section 401(a)(17), as adjusted for cost-of-living increases in accordance with Code Section 401(a)(17)(B) ($245,000 for 2009). Annual Compensation means Compensation during the Plan Year or such other consecutive twelve-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

Section 1.18—Covered Service

Covered Service means service performed for the Company or Participating Employer while classified by the Company or Participating Employer as an Employee (regardless of retroactive reclassification) for which the Employee is paid from a United States dollar payroll maintained in the United States and for which the Employee receives a regular and stated compensation or retainer. Covered Service shall not include service:

(a) as an Internationally Assigned Employee unless such Internationally Assigned Employee is in a sales, administrative, clerical, or production capacity for which the Employee receives a regular stated compensation or retainer which is subject to taxes imposed by the Federal Insurance Contributions Act;

(b) covered by a collective bargaining agreement unless the terms and conditions of which provide for participation in the Plan;

(c) as a Leased Employee;

(d) as a Temporary Employee; and

(e) as a fee-for-service worker or independent contractor or in a similar capacity (rather than in the capacity of an Employee).

For all purposes under this Plan, service with Ralston Purina Company or any Ralston Affiliated Company, as defined in the Ralston SIP (the “Ralston Group”), shall constitute Covered Service for all Employees who were employees of any member of the Ralston Group, including the Company or any Affiliated Company, on March 31, 2000, and who are Employees of the Company or any Affiliated Company on March 31, 2001 and during the period April 1, 2000 through March 31, 2001, are continuously employed by the Ralston Group, and/or the Company or any Affiliated Company.

Section 1.19—Disability

Disability shall mean, being disabled (a) within the meaning of (i) the Company’s long term disability program for Administrative Employees, if the Member is an Administrative Employee, and (ii) the Company’s long term disability program for Production Employees, if the Member is a Production Employee and (b) which results in a Termination of Employment of such Member. For purposes of this Section 1.19, Administrative Employee means an Employee who is classified by the Company as employed in a sales, administrative or clerical capacity, and Production Employee means an Employee who is classified by the Company as employed in a production employee capacity.

Section 1.20—Effective Date

Effective Date shall mean April 1, 2000, unless another effective date is specified for a provision in the Plan.

Section 1.21—Employee

Employee shall mean any person who is employed by the Company or any Affiliated Company. Any Leased Employee shall be treated as an Employee.

Section 1.22—Highly Compensated Employee

Highly Compensated Employee for a Plan Year shall mean a Highly Compensated active Employee or a Highly Compensated former Employee.

A Highly Compensated active Employee includes any Employee who (a) performs services for the Company or an Affiliated Company during the Plan Year and who had Compensation in excess of the amount specified in Code Section 414(q)(1)(B), as adjusted by the Commissioner for increases in the cost of living ($110,000 for 2009) for the calendar year in which such preceding Plan Year begins, or (b) is a five percent (5%) owner, as defined in Code Section 416(i), at any time during the Plan Year or the preceding Plan Year.

For purposes of determining Highly Compensated Employees, the Company elects to use the top-paid group election provided in Code Section 414(q)(3).

A Highly Compensated former Employee includes any Employee who separated from service (or was deemed to have separated prior to the Plan Year), performs no service for the Company or an Affiliated Company during the Plan Year, and was a Highly Compensated active Employee for either the year of separation or any Plan Year ending on or after the date the Employee attains age fifty-five (55) years.

The determination of who is a Highly Compensated Employee will be made in accordance with Code Section 414(q).

Section 1.23—Investment Committee

Investment Committee shall mean the Energizer Plans Administrative Committee which has the responsibility and authority to control and manage the investment matters of the Trust Fund in accordance with its Charter.

Section 1.24—Investment Funds

Investment Funds shall mean the separate funds established within the Trust in accordance with Article VI.

Section 1.25—Leased Employee

Leased Employee shall mean any individual (other than an Employee of the Company or Affiliated Company) who, pursuant to an agreement between the Company or Affiliated Company and any other person (“leasing organization”), has performed services for the Company or an Affiliated Company (or for the Company or an Affiliated Company and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control by the Company or Affiliated Company. A person who becomes a Leased Employee (determined without regard to the one year service requirement) shall be deemed to be an Employee for the purpose of eligibility to participate and vesting at the time the individual first begins performing service for the Company or an Affiliated Company. An individual covered by a money purchase pension plan providing a non-integrated employer contribution of at least ten percent (10%) of compensation for the Plan Year, immediate participation, and full and immediate vesting, shall not be treated as a Leased Employee; provided that Leased Employees (determined without regard to this sentence) do not constitute more than twenty percent (20%) of the non-highly compensated work force of the Company and Affiliated Companies. Leased Employees are not eligible to participate in the Plan.

Section 1.26—Member

Member shall mean any person included in the membership of the Plan as provided in Article II.

Section 1.27—Non-Highly Compensated Employee

Non-Highly Compensated Employee shall mean any Employee who is not a Highly Compensated Employee.

Section 1.28—Participating Employer

Participating Employer shall mean the Company or any Affiliated Company that adopts the Plan. An Affiliated Company will be deemed to have adopted the Plan by making contributions to the Plan. Any Affiliated Company that adopts the Plan thereby agrees to all of the terms and conditions of the Plan including Section 16.10.

Section 1.29—Plan

Plan shall mean the Energizer Holdings, Inc. Savings Investment Plan, as set forth in this document and as hereafter amended from time to time.

Section 1.30—Plan Administrator

Plan Administrator shall mean the Administrative Committee.

Section 1.31—Plan Year

Plan Year shall mean the twelve consecutive month period commencing on January 1 each year and ending the following December 31.

Section 1.32 – Playtex Merged Plan Account

Playtex Merged Plan Account shall mean the account of a Member who had an account under any Playtex Plans that were merged into this Plan effective as of the close of December 31, 2007.

Section 1.33—Playtex Plans

Playtex Plans shall mean the following plans sponsored by Playtex Products, Inc. or any of its subsidiaries entities on December 31, 2007: Playtex Profit-Sharing Retirement Plan (“Playtex Retirement Plan”), Playtex Products, Inc. Hourly Employees’ Retirement Plan (“Playtex Hourly Plan”), Playtex Ohio Hourly Employees Retirement and Savings Plan (“Playtex Ohio Plan”), and the Tanning Research Laboratories, Inc. Profit Sharing and Retirement Savings Plan (“HT Plan”).

Section 1.34—Ralston SIP

Ralston SIP shall mean the Ralston Purina Company Savings Investment Plan as in effect on March 31, 2000.

Section 1.35—Retirement

Retirement shall mean the date of a Member’s Termination of Employment on or after the date such Member attains age fifty-five (55) years.

Section 1.36—Rollover Account

Rollover Account shall mean that portion of the Trust Fund that, with respect to any Member, is attributable to Rollover Contributions made to the Trust by the Employee in accordance with Section 16.14 of the Plan, and any investment earnings and gains or losses thereon.

Section 1.37—Spouse

Spouse shall mean the individual to whom a Member is lawfully married at the time benefit payments to the Member from the Plan commence, or in the case of a Member who dies before such time, the person to whom the Member is lawfully married on the date of death of the Member; provided, however, that a former spouse shall be treated as the Spouse and a current spouse shall not be treated as the Spouse to the extent provided under a qualified domestic relations order (as described in Code Section 414(p)).

Section 1.38—Termination of Employment

Termination of Employment shall mean separation from the employment of the Company and all Affiliated Companies for any reason, including, but not limited to, Retirement, death, Disability, resignation or dismissal by the Company and Affiliated Companies; provided, however, that a transfer of employment between the Company and an Affiliated Company or between Affiliated Companies, transfer of employment from Covered Service to uncovered Service, and transfer from common law employment status to Leased Employee status shall not be deemed to be a Termination of Employment. Notwithstanding the foregoing, an Employee who has been placed on inactive status for a twelve consecutive month period shall be treated as having incurred a Termination of Employment; provided, however, if a definite date has been established at which time the Employee is expected to return to Covered Service, then the person shall not be deemed to have incurred a Termination of Employment. With respect to any leave of absence or any period of service in the Armed Forces of the United States (“Armed Forces”), Article III shall govern.

Section 1.39—Temporary Employee

Temporary Employee shall mean an Employee who is hired to (i) complete a special project of limited duration, or (ii) fill the vacancy of an Employee who is on a leave of absence.

Section 1.40—Trust Agreement

Trust Agreement shall mean the Trust Agreement made and entered into by the Investment Committee with the Trustee pursuant to the Plan, as such Trust Agreement may be amended from time to time.

Section 1.41—Trust Fund

Trust Fund shall mean the fund established for the purpose of the Plan, to be held in trust by the Trustee, from which Trust Fund benefits under the Plan are to be paid.

Section 1.42—Trustee

Trustee shall mean a trustee or trustees at any time designated by the Investment Committee to hold, invest and disburse the assets of the Plan in accordance with the terms of the Trust Agreement.

Section 1.43—Valuation Date

Valuation Date shall mean the date reflecting the effective date on which a transaction was implemented at the Closing Price established for that date.

Section 1.44—Withdrawal Valuation Date

Withdrawal Valuation Date shall mean, with respect to a Member, the Valuation Date coinciding with, or immediately following, the date on which his or her request for a withdrawal under the Plan is effected by the Plan Administrator.

ARTICLE II

Membership

Section 2.01—Eligibility

Each Employee who was a Member on January 1, 2010 shall continue to participate in the Plan, as amended. Each other Employee shall be eligible to become a Member on the date he or she is in Covered Service.

Section 2.02—Membership Application

An Employee who satisfies the requirements of Section 2.01 may become a Member by electing in such a manner as prescribed by the Plan Administrator the amount of compensation he or she wishes to contribute to the Plan, the Investment Fund(s) in which his or her account will be invested and his or her Beneficiary. Participation in the Plan is voluntary. Employee elections to make contributions to the Plan shall become effective as soon as administratively feasible. Except for occasional, bona fide administrative considerations, contributions made pursuant to an election or deemed election cannot precede the earlier of (a) the performance of services relating to the contribution and (b) when the Compensation that is subject to the election or deemed election would be currently available to the Participant in the absence of such election or deemed election.

An Employee who first becomes eligible to participate in the Plan on or after January 1 2010, shall be deemed to have elected to make Before-Tax Matched Contributions equal to six percent (6%) of Compensation for the payroll period effective as of the date on which the Employee is first eligible to participate in the Plan, unless such Employee files a written election with the Plan Administrator on or before the date such Employee becomes a Member. Before the date the eligible Employee becomes a Member, the eligible Employee shall be given notice of such deemed election and a reasonable opportunity to change the percentage of Compensation (including zero percent (0%)) to be contributed to the Plan as Before-Tax Matched Contributions.

An election or deemed election under this Section 2.02 shall continue in effect until the Member revokes or amends such election. A Member may increase, decrease or completely discontinue making contributions by delivering a new election to the Plan Administrator, which shall be effective as soon as administratively feasible following receipt of such election.

Section 2.03—Special Rule for Change in Job Classification

If a Member remains an Employee but ceases to be employed in Covered Service, such Member shall not be permitted to have amounts of his or her Compensation contributed to the Plan while he or she is not in Covered Service.

Section 2.04—Rehired Former Member

A Member who has a Termination of Employment and who is rehired in Covered Service by the Company or a Participating Employer shall again be eligible to be a Member on the date of such reemployment.

Section 2.05—Rehired Former Employee

An Employee who has a Termination of Employment, who was not eligible to be a Member on the date of such Termination of Employment, and who is rehired by the Company or Participating Employer in Covered Service shall be eligible to become a Member on the first day of such reemployment.

ARTICLE III

Service

Section 3.01—Absence in Military Service

If an Employee shall have been absent from the service of the Company or Affiliated Company because of service in the Armed Forces of the United States and if he or she shall have returned to the service of the Company or Affiliated Company within the period during which re-employment rights are extended by law, such absence shall not count as a period of severance. Any period of such absence which is not otherwise included in his or her Period of Service shall be so included. Notwithstanding any provision of this plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u). The Plan shall not be treated as failing to meet the requirements of any provision described in Code Section 414(u)(1)(C) by reason of any contribution or benefit which is based on a differential wage payment (as described in Code Section 3401(h)(2)). The preceding sentence shall apply only if all Employees who are performing service in the uniformed services (as described in Code Section 3401(h)(2)(A)) are entitled to receive differential wage payments on reasonably equivalent terms and, if eligible to participate in a retirement plan maintained by the Company or an Affiliated Company, to make contributions based on the payments on reasonably equivalent terms (taking into account Code Sections 410(b)(3), (4), and (5)).

If a Member dies while performing qualified military service, the survivors of the Member are entitled to any additional benefits (other than benefit accruals relating to the period of qualified military service) provided under the Plan as if the Member had resumed employment and then experienced a Termination from Employment on account of death.

An individual performing service in the uniformed services (as described in Code Section 3401(h)(2)(A)) for a period of more than thirty (30) days receiving a differential wage payment from a Participating Employer shall be treated as an Employee of such Participating Employer, and differential wage payment (as described in Code Section 3401(h)(2)) shall be treated as Compensation. Notwithstanding the preceding sentence, a Member shall be treated as having experienced a Termination of Employment during any period such Member is performing service in the uniformed services. In the event that a

Member elects to receive a distribution by reason of Termination of Employment pursuant to this paragraph, such Participant may not make Before-Tax Contributions, After-Tax Contributions or catch-up contributions during the six-month period beginning on the date of the distribution.

Section 3.02—Approved Leave of Absence

A period during which an Employee is on a leave of absence approved by the Company not otherwise included in a Period of Service shall, if the Plan Administrator so determines, be so included under rules established by the Plan Administrator uniformly applicable to all Employees similarly situated.

Section 3.03—Family Medical Leave Act

If an Employee is absent from the service of the Company or Affiliated Company because of a leave of absence which qualifies as a protected leave of absence under the Family Medical Leave Act, such absence shall be included in the Period of Service.

Section 3.04—Period of Service

The Period of Service of an Employee means the period beginning on an Employment Commencement Date of an Employee and ending on the Severance from Service Date of the Employee that next follows such an Employment Commencement Date. Nonconsecutive Periods of Service shall be aggregated and 365 days of service shall equal a whole year of service. If an Employee performs an Hour of Service within twelve (12) months of a Severance from Service Date, the Employee’s Period of Service shall include the time which elapsed between the date of such a Severance from Service Date and such date of re-employment.

Additionally, service with (a) Ralston Purina Company or any Ralston Affiliated Company, as defined in the Ralston SIP (the “Ralston Group”), shall constitute Period of Service for all Employees who were employees of any member of the Ralston Group, including the Company or any Affiliated Company, on March 31, 2000, and who are Employees of the Company or any Affiliated Company on March 31, 2001 and during the period April 1, 2000 through March 31, 2001 are continuously employed by the Ralston Group, and/or the Company or any Affiliated Company, (b) Gates Energy Products, Inc., for all employees who were employed by Gates Energy Products, Inc. on August 27, 1993, who became Employees of Eveready Battery Company, Inc. on August 28, 1993, (c) Warner-Lambert LLC and any affiliated company of Warner-Lambert LLC (“Warner-Lambert”) before March 29, 2003 for an Employee who was an employee of Warner-Lambert before March 29, 2003 whether or not such Employee was an employee of Warner-Lambert on March 28, 2003 and who became an Employee of the Company on or after March 29, 2003, and (d) Playtex Products, Inc. or any affiliated company of Playtex Products, Inc (“Playtex”) before October 1, 2007 for any Employee who was an employee of Playtex on September 30, 2007 and became an Employee without intervening employment, shall be included in an Employee’s Period of Service.

Section 3.05—Service Definitions

(a) “Employment Commencement Date” means the date the Employee first performs an Hour of Service; provided that, if an Employee incurs a Break in Service of at least one year, the Employment Commencement Date of the Employee shall be the first day on which the Employee performs an Hour of Service after incurring such a Break in Service.

(b) “Break in Service” means the period following a Severance from Service Date extending until the Employee again completes an Hour of Service.

(c) “Hour of Service” means an hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Company or any Affiliated Company.

(d) “Severance from Service Date” means the earlier of (1) the date the Employee retires, dies, resigns or is discharged, or (2) the first anniversary of the date on which the Employee begins a period of absence, with or without pay, with the Company and all Affiliated Companies, subject, however, to the provisions of Section 1.38.

ARTICLE IV

Contributions

Section 4.01—Before-Tax Matched Contributions

(a) Each Member may elect to reduce his or her Compensation in any amount from one percent (1%) to six percent (6%) [in one percent (1%) increments] of his or her Compensation for each payroll period subject to the provisions set forth in Sections 4.01(b), 4.05, 4.07, and Article XVIII.

(b) Notwithstanding the foregoing, a Member who receives a hardship withdrawal of his or her Before-Tax Matched Contributions in accordance with Section 11.02 shall not be permitted to make Before-Tax Matched Contributions during the six-month period immediately following such withdrawal.

Section 4.02—Company Matching Contributions

The Company and/or Participating Employer shall contribute to the Plan for each payroll period on behalf of each Member who elects to make Before-Tax Matched Contributions an amount equal to fifty percent (50%) of the aggregate Before-Tax Matched Contributions made by such Member for such payroll period. Anything contained herein to the contrary notwithstanding, the Company and/or Participating Employer shall not make a Company Matching Contribution under this Section 4.02 with respect to catch-up contributions made by a Member in accordance with Section 4.03(b) and Before-Tax Matched Contributions and Before-Tax Unmatched Contributions that are recharacterized as catch-up contributions in accordance with Sections 4.05 and 4.07; provided however, that a Company Matching Contribution shall be made with respect to a Before-Tax Matched Contribution that is recharacterized as a catch-up contribution in accordance with Section 4.05 or 4.07 to the extent such Member’s Before-Tax Matched Contributions do not exceed the maximum Before-Tax Matched Contribution rate of six percent (6%) of his or her Compensation in accordance with Section 4.01(a).

Anything contained herein to the contrary notwithstanding, in no event shall the Company Matching Contributions made on behalf of a Member for a Plan Year be less than an amount equal to fifty percent (50%) of the aggregate Before-Tax Matched Contributions made by such Member for such Plan Year (“True-Up Matching Contributions”); provided, however, the following Members shall not be entitled to receive such True-Up Matching Contributions (a) a Member who is also participating in the Energizer Holdings, Inc. Executive Savings Investment Plan during such Plan Year, (b) a Member who is not on the payroll of a Participating Employer on the last day of the Plan Year, or (c) a Member for whom the True-Up Matching Contributions for such Plan Year is $5.00 or less.

The Company Matching Contributions shall be allocated to each Member’s Account in proportion to the allocation percentage of each Investment Fund that the Member has elected for the investment of his or her Before-Tax Investment Account.

Section 4.03—Before-Tax Unmatched Contributions

(a) A Member who has elected pursuant to Section 4.01(a) to contribute the maximum Before-Tax Matched Contribution rate of six percent (6%) may elect to reduce further his or her Compensation by an additional amount of between one percent (1%) and forty-four percent (44%) [in one percent (1%) increments] of his or her Compensation for each payroll period, subject to the provisions set forth in Sections 4.03(c), 4.05, 4.07 and Article XVIII.

(b) A Member who has (i) elected pursuant to Section 4.01(a) to contribute the maximum Before-Tax Matched Contribution rate of six percent (6%) of Compensation, (ii) elected pursuant to Section 4.03(a) to contribute the maximum Before-Tax Unmatched Contribution rate of forty-four percent (44%) of Compensation, and (iii) attained age 50 or will attain age 50 before the close of a Plan Year shall be eligible to make additional Before-Tax Unmatched Contributions, called catch-up contributions, in accordance with and subject to the limitations of Code Section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code Sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions.

(c) Notwithstanding the foregoing, a Member who receives a hardship withdrawal of his or her Before-Tax Unmatched Contributions in accordance with Section 11.02 shall not be permitted to make Before-Tax Unmatched Contributions during the six-month period immediately following such withdrawal.

Section 4.04—After-Tax Contributions

(a) A Member may elect to make After-Tax Contributions by authorizing additional payroll deductions of After-Tax Contributions of between one percent (1%) and twenty-two percent (22%) [in one percent (1%) increments] of his or her Compensation. A Member’s election to make After-Tax Contributions may be made in addition to any Before-Tax Matched Contributions and/or Before-Tax Unmatched Contributions elected by the Member, or may be made in lieu of such other contributions, subject to the provisions set forth in Section 4.06 and Article XVIII.

The Plan Administrator may implement rules limiting the After-Tax Contributions which may be made on behalf of Highly Compensated Employees so that these limits are satisfied.

(b) Notwithstanding the foregoing, a Member may not elect to make After-Tax Contributions during the six-month period immediately following the distribution of any hardship withdrawal of his or her Before-Tax Contribution Account or his or her Company Matching Contribution Account, in accordance with Section 11.02.

Section 4.05—Limits on Before-Tax Contributions

The sum of Before-Tax Matched Contributions and Before-Tax Unmatched Contributions must satisfy the actual deferral percentage test of Code Section 401(k)(3). Catch-up contributions made pursuant to Section 4.03(b) of the Plan are not treated as Before-Tax Matched Contributions or Before-Tax Unmatched Contributions for purposes of this Section 4.05 of the Plan. Such tests shall be applied by using the current year method.

(a) Actual Deferral Percentage Test. The actual deferral percentage for a Plan Year for Members who are Highly Compensated Employees for each Plan Year and the actual deferral percentage for Members who were Non-Highly Compensated Employees for the current Plan Year must satisfy one of the following tests:

(1) the actual deferral percentage for a Plan Year for Members who are Highly Compensated Employees for the Plan Year shall not exceed the current year’s actual deferral percentage for Members who were Non-Highly Compensated Employees for the applicable Plan Year multiplied by 1.25; or

(2) the actual deferral percentage for a Plan Year for Members who are Highly Compensated Employees for the Plan Year shall not exceed the current year’s actual deferral percentage for Members who were Non-Highly Compensated Employees for the applicable Plan Year multiplied by 2.0, provided that the actual deferral percentage for Members who are Highly Compensated Employees does not exceed the actual deferral percentage for Members who were Non-Highly Compensated Employees in the applicable Plan Year by more than 2 percentage points.

The Company can elect to use prior year testing for a Plan Year only if the Plan has used current year testing for each of the preceding five (5) Plan Years or if, as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), the Company maintains both a plan using prior year testing and a plan using current year testing and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii).

A Member is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Member is a Non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

The actual deferral percentage for any Member who is a Highly Compensated Employee for the Plan Year and who is eligible to have Before-Tax Matched Contributions and Before-Tax Unmatched Contributions allocated to his or her accounts under two (2) or more arrangements described in Code Section 401(k) that are maintained by a Participating Employer, shall be determined as if such Before-Tax Matched Contributions and Before-Tax Unmatched Contributions were made under a single arrangement. If a Highly Compensated Employee participates in two (2) or more arrangements described in Code Section 401(k) of a Participating Employer that have different plan years, all Before-Tax Matched Contributions and Before-Tax Unmatched Contributions made during the plan year under all such arrangements shall be aggregated. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(k).

In the event this Plan satisfies the requirements of Code Section 401(k), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the actual deferral percentage of Members as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(k) only if they have the same plan year and use the same actual deferral percentage testing method.

For purposes of determining the actual deferral percentage test, Before-Tax Matched Contributions and Before-Tax Unmatched Contributions must be made before the end of the 12-month period immediately following the Plan Year to which the contributions relate.

For purposes of this subsection (a), the following definition shall apply: actual deferral percentage means, for a specified group of Members (either Highly Compensated Employees or Non-Highly Compensated Employees) for a Plan Year, the average of the ratios (calculated separately for each Member in such group) of (i) the amount of employer contributions actually paid over to the trust on behalf of such Member for the Plan Year to (ii) the Member’s compensation for such Plan Year. Participating Employer contributions on behalf of any Member shall include: any Before-Tax Matched Contributions and Before-Tax Unmatched Contributions (other than catch-up contributions) made pursuant to the Member’s election or deemed election (including excess deferrals as defined in Reg. Section 1.402(g)-1(a) of Highly Compensated Employees), but excluding (A) excess deferrals as defined in Reg. Section 1.402(g)-1(a) of Non-Highly Compensated Employees that arise solely from Before-Tax Matched Contributions and Before-Tax Unmatched Contributions made under the Plan or plans of this Participating Employer and (B) Before-Tax Matched Contributions and Before-Tax Unmatched Contributions that are taken into account in the actual contribution percentage test (provided the actual deferral percentage test is satisfied both with and without exclusion of these Before-Tax Contributions). For purposes of computing actual deferral percentages, an Employee who would be a Member but for the failure to make Before-Tax Matched Contributions and Before-Tax Unmatched Contributions shall be treated as a Member on whose behalf no Before-Tax Matched Contributions and Before-Tax Unmatched Contributions are made.

Before-Tax Matched Contributions and Before-Tax Unmatched Contributions of Highly Compensated Employees in excess of the amount permitted by the actual deferral percentage test are hereby referred to as “Excess Before-Tax Contributions.”

(b) Correction of Excess Before-Tax Contributions. The Plan Administrator may, in its sole discretion, apply any of the corrective devices described in this Section 4.05(b) in any combination and in any order. The Plan Administrator may, in its sole discretion, reduce the amount of Before-Tax Matched Contributions or Before-Tax Unmatched Contributions that any Highly Compensated Employee may contribute for the Plan Year to avoid Excess Before-Tax Contributions.

Before-Tax Matched Contributions and Before-Tax Unmatched Contributions otherwise classified as Excess Before-Tax Contributions shall be treated as catch-up contributions for Members eligible to make catch-up contributions in accordance with Section 4.03(b), subject to the limitations of that section.

Alternately, the Participating Employer may, in the Company’s sole discretion, make additional Company Matching Contributions on behalf of Non-Highly Compensated Employees up to such an amount that, when allocated to such Members’ Accounts, the resulting allocations will satisfy the actual deferral percentage test. Such additional Company Matching Contributions shall be allocated to the Members Before-Tax Investment Account of the last day of the Plan Year for which the contributions are made.

Alternately, the Plan Administrator may, in its sole discretion, specify that a portion of the Company Matching Contributions allocated to the Accounts of Non-Highly Compensated Employees be designated as a qualified matching contribution to the extent required to satisfy the actual deferral percentage test of Code Section 401(k)(3) pursuant to Reg. Section 1.401(k)-2(b)(3); provided that, such a designation satisfies the nondiscrimination requirements of Reg. Sections 1.401(k) and 1.401(m). The portion of a Company Matching Contribution that is designated as a qualified matching contribution pursuant to the preceding sentence shall be allocated to the Member’s Before-Tax Investment Account as of the last day of the Plan Year for which the contribution was made.

Alternately, the Plan Administrator may, in its sole discretion, recharacterize Before-Tax Matched Contributions or Before-Tax Unmatched Contributions as nondeductible contributions in accordance with Reg. Section 1.401(k)-2(b) so that the resulting actual deferral percentage test will meet the requirements of Code Section 401(k)(3), provided that such a designation satisfies the requirements of Reg. Section 1.401(k)-1(b)(4). Recharacterization must occur no later than two and one-half (2 1/2) months after the last day of the Plan Year in which such Excess Before-Tax Contributions arose. Any Company Matching Contributions attributable to such recharacterized Excess Before-Tax Contributions shall be forfeited. Reg.
Section 1.401(k)-2(b)(3) and Reg. Section 1.401(k)-2(b)(4) are hereby incorporated by reference.

In the event the actual deferral percentage test of Code Section 401(k)(3) is not satisfied after application of such corrective devices for a Plan Year, the Plan Administrator may, in its sole discretion, direct a refund of the Excess Before-Tax Contributions and income attributable thereto at such times and in such manner as is permitted by the Code and Treasury Regulations. The aggregate dollar amount of such Excess Before-Tax Contributions shall be determined by reducing the Before-Tax Matched Contributions or Before-Tax Unmatched Contributions of Highly Compensated Employees beginning with the Highly Compensated Employee with the highest actual deferral ratio in accordance with Reg. Section 1.401(k)-2(b)(2)(ii). The Before-Tax Matched Contributions or Before-Tax Unmatched Contributions of the Highly Compensated Employee with the highest actual deferral ratio shall be reduced to the extent necessary to reduce the actual deferral ratio of such Member so that the actual deferral percentage test is satisfied or so that such Member’s actual deferral ratio is equal to the actual deferral ratio of the Highly Compensated Employee with the next highest actual deferral ratio. This reduction shall be repeated until the actual deferral percentage test is satisfied. The aggregate dollar amount of Excess Before-Tax Contributions shall be equal to the total amount of such Before-Tax Matched Contribution and the Before-Tax Unmatched Contribution reductions. The aggregate amount of Excess Before-Tax Contributions so determined shall be distributed to Highly Compensated Employees using the “dollar-leveling method.” Under this method, Excess Before-Tax Contributions shall be distributed first to the Highly Compensated Employee with the highest dollar amount of Before-Tax Matched Contributions and Before-Tax Unmatched Contributions so that such Member’s Before-Tax Matched Contributions and Before Tax Unmatched Contributions equal the dollar amount of the Before-Tax Matched Contributions and Before-Tax Unmatched Contributions of the Highly Compensated Employee with the next highest dollar amount of Before-Tax Matched Contributions and Before-Tax Unmatched Contributions. Any distributions pursuant to this paragraph shall first be made from Before-Tax Unmatched Contributions (until such Highly Compensated Employee has no Before-Tax Unmatched Contributions). If the total amount distributed is less than the aggregate amount of Excess Before-Tax Contributions, this method shall be repeated until the aggregate amount of Excess Before-Tax Contributions has been distributed. After such refunds are made, the Plan shall be treated as meeting the actual deferral percentage test regardless of whether the Plan would satisfy such actual deferral percentage test if recalculated. Any Company Matching Contributions that were in fact already made on behalf of such a Member that are attributable to such refunded Excess Before-Tax Contributions shall be forfeited. Income attributable to any refund shall be determined in accordance with a method that satisfies Reg. Section 1.401(k)-2(b)(2)(iv), but excluding any and all references to gap period income or the payment thereof with respect to the correction of any Excess Before-Tax Contributions.

To the extent that this Section 4.05 does not contain all rules in Code Sections 401(k) and 414(v) and the regulations thereunder (including regulations issued in the future) that apply for this purpose, such rules are incorporated herein by reference and shall supplement this Section 4.05.

Section 4.06—Limits on Company Matching Contributions

The Company Matching Contributions and After-Tax Contributions must satisfy the actual contribution percentage test of Code Section 401(m)(2). Code Section 401(m)(2) and the regulations thereunder (including regulations issued in the future) are hereby incorporated by reference. Such tests shall be applied by using the current year method.

(a) Actual Contribution Percentage Test. The actual contribution percentage for a Plan Year for Members who are Highly Compensated Employees for each Plan Year and the actual contribution percentage for Members who were Non-Highly Compensated Employees for the current Plan Year must satisfy one of the following tests:

(1) the actual contribution percentage for a Plan Year for Members who are Highly Compensated Employees for the Plan Year shall not exceed the current year’s actual contribution percentage for Members who were Non-Highly Compensated Employees for the applicable Plan Year multiplied by 1.25; or

(2) the actual contribution percentage for a Plan Year for Members who are Highly Compensated Employees for the Plan Year shall not exceed the current year’s actual contribution percentage for Members who were Non-Highly Compensated Employees for the applicable Plan Year multiplied by 2.0, provided that the actual contribution percentage for Members who are Highly Compensated Employees does not exceed the actual contribution percentage for Members who were Non-Highly Compensated Employees in the applicable Plan Year by more than 2 percentage points.

The Company can elect to use prior year testing for a Plan Year only if the Plan has used current year testing for each of the preceding five (5) Plan Years or if, as a result of a merger or acquisition described in Code Section 410(b)(6)(C)(i), the Company maintains both a plan using prior year testing and a plan using current year testing and the change is made within the transition period described in Code Section 410(b)(6)(C)(ii).

A Member is a Highly Compensated Employee for a particular Plan Year if he or she meets the definition of a Highly Compensated Employee in effect for that Plan Year. Similarly, a Member is a Non-Highly Compensated Employee for a particular Plan Year if he or she does not meet the definition of a Highly Compensated Employee in effect for that Plan Year.

The contribution percentage (as defined below) for any Member who is a Highly Compensated Employee for the Plan Year and who is eligible to have contribution percentage amounts (as defined below) allocated to his or her accounts under two (2) or more plans described in Code Section 401(a) or arrangements described in Code Section 401(k) that are maintained by a Participating Employer, shall be determined as if the total of such contribution percentage amounts were made under each plan and arrangement. If a Highly Compensated Employee participates in two (2) or more such plans or arrangements that have different plan years, all contribution percentage amounts made during the Plan Year under all such plans and arrangements shall be aggregated. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code Section 401(m).

In the event this Plan satisfies the requirements of Code Section 401(m), 401(a)(4), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code Sections only if aggregated with this Plan, then this section shall be applied by determining the actual contribution percentage of Members as if all such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(m) only if they have the same Plan Year and use the same actual contribution percentage testing method.

For purposes of the actual contribution percentage test, After-Tax Contributions are considered to have been made for the Plan Year for which contributed to the trust. Company Matching Contributions will be considered made for a Plan Year if made no later than the end of the 12-month period beginning on the day after the close of the Plan Year.

For purposes of this subsection (a), the following definitions shall apply:

(i) “Actual Contribution Percentage” means, for a specified group of Members (either Highly Compensated Employees or Non-Highly Compensated Employees) for a Plan Year, the average of the contribution percentages of the eligible participants in the group.

(ii) “Contribution percentage” means the ratio (expressed as a percentage) of the Member’s contribution percentage amounts (as defined in subparagraph (iii) below) to the Member’s compensation for the Plan Year.

(iii) “Contribution percentage amounts” shall mean the sum of employee contributions (as defined in subparagraph (v) below) and Company Matching Contributions made under the Plan on behalf of the Member for the Plan Year. Such contribution percentage amounts shall not include Company Matching Contributions that are forfeited either to correct Excess Aggregate Contributions or because the contributions to which they relate are excess deferrals as defined in Reg. Section 1.402(g)-1(a), Excess Before-Tax Contributions, or Excess Aggregate Contributions. The Company also may elect to use Before-Tax Matched Contributions or Before-Tax Unmatched Contributions in the contribution percentage amounts so long as the actual deferral percentage test is met before the Before-Tax Matched Contributions or Before-Tax Unmatched Contributions are used in the actual contribution percentage test and continues to be met following the exclusion of those Before-Tax Matched Contributions or Before-Tax Unmatched Contraction that are used to meet the actual contribution percentage test.

(iv) “Eligible participant” means any Employee who is eligible to make employee contributions (as defined in subparagraph (v) below) or Before-Tax Matched Contributions or Before-Tax Unmatched Contributions (if the Participating Employer takes such contributions into account in the calculation of the contribution percentage), or to receive a Company Matching Contribution (including forfeitures). If an employee contribution is required as a condition of participation in the Plan, any Employee who would be a Member in the Plan if such employee made such a contribution shall be treated as an eligible participant on behalf of whom no employee contributions are made.

(v) “Employee contribution” means any contribution (other than Roth 401(k) contributions, if any) made to the Plan by or on behalf of a Member that is included in the Member’s gross income in the year in which made and that is maintained under a separate account to which earnings and losses are allocated.

(vi) “Matching Contribution” means a Participating Employer contribution made to this or any other defined contribution plan on behalf of a Member on account of an employee contribution made by such Member, or on account of a Member’s Before-Tax Matched Contributions, under a plan maintained by a Participating Employer.

Company Matching Contributions and After-Tax Contributions allocable to Highly Compensated Employees in excess of the actual contribution percentage test of Code Section 401(m)(2) are hereby referred to as “Excess Aggregate Contributions.”

(b) Correction of Excess Aggregate Contributions. A Participating Employer may, in its sole discretion, make an additional Company Matching Contribution on behalf of Non-Highly Compensated Employees, which shall be allocated in proportion to the sum of their Before-Tax Matched Contributions up to an amount necessary to satisfy the actual contribution percentage test of Code Section 401(m)(2).

Alternately, the Plan Administrator may, in its sole discretion, specify that all or any part of the Before-Tax Matched Contributions and Before-Tax Unmatched Contributions of Non-Highly Compensated Employees may be treated as a Company Matching Contribution in accordance with Reg. Section 1.401(m)-2(a)(6) to the extent required to satisfy the actual contribution percentage test of Code Section 401(m)(2). Reg. Section 1.401(m)-2(a)(6) is hereby incorporated by reference.

The Plan Administrator may, in its sole discretion, direct a refund of the Excess Aggregate Contributions and any income attributable thereto to the extent vested and forfeit to the extent not vested. The aggregate dollar amount of such Excess Company Matching Contributions shall be determined by first reducing the percentage of After-Tax Contributions, if any, and then Company Matching Contributions and recharacterized Before-Tax Unmatched Contributions and Before-Tax Matched Contributions, if any, of Highly Compensated Employees beginning with the individuals with the highest contribution percentage, all only to the extent necessary to cause the actual contribution ratio to equal the highest permitted actual contribution ratio, in accordance with Reg. Section 1.401(m)-2(b)(2)(ii). The aggregate amount so determined shall be forfeited or distributed to Highly Compensated Employees on the basis of the amount of contributions by each such Member, reducing the highest dollar amount of the respective Highly Compensated Employee as necessary to refund or forfeit such aggregate amount in accordance with Reg. Section 1.401(m)-2(b)(2)(iii). After such refunds and forfeitures are made, the Plan is treated as meeting the actual contribution percentage test regardless of whether the Plan would satisfy such actual contribution percentage test if recalculated. Income attributable to any distribution shall be determined in accordance with a method that satisfies Reg. Section 1.401(m)-2(b)(2)(iv), but excluding any and all references to gap period income or the payment thereof with respect to the correction of any Excess Aggregate Contributions. Such distributions shall be made within twelve (12) months after the close of the Plan Year for which such Excess Aggregate Contributions were made and shall be made on the basis of the respective portions of such amounts attributable to each Highly Compensated Employee.

The Plan Administrator, in its sole discretion, may apply the corrective devices described in this Section 4.06 in any combination and in any order.

Section 4.07—Limitation of Contributions

The sum of Before-Tax Matched Contributions and Before-Tax Unmatched Contributions made by a Member for a calendar year shall be limited to the amount specified in Code Section 402(g), as adjusted annually for cost-of-living increases in accordance with Code Section 415(d) ($16,500 for 2009). Contributions shall be further limited as described in Article XIX. For purposes of this Section 4.07, Before-Tax Matched Contributions and Before-Tax Unmatched Contributions shall not include catch-up contributions, including Before-Tax Matched Contributions and Before-Tax Unmatched Contributions that are recharacterized as catch-up contributions, as specified in Section 4.05. To the extent that this Section 4.07 does not contain all rules in Code Sections 402(g) and 414(v) (and the regulations thereunder) that apply for this purpose, such rules are incorporated herein by reference and shall supplement this Section 4.07.

If a Member does not participate in any other plan in which before-tax contributions are made for the Member whether or not sponsored by the Company or an Affiliated Company, if Before-Tax Matched Contributions and Before-Tax Unmatched Contributions in excess of the amount specified in the preceding paragraph are contributed to the Plan on behalf of a Member, the Plan Administrator shall distribute such excess amount (any income attributable thereto) to the Member not later than the April 15 following the close of the Member’s tax year in which such excess amount was contributed. Company Matching Contributions, if any, made on behalf of such Member that are attributable to the distributed amounts shall be forfeited.

If a Member does participate in any other plan in which before-tax contributions are made for the Member, whether or not sponsored by the Company or an Affiliated Company, if the aggregate of all before-tax contributions to all plans on behalf of the Member exceed the limit specified in Code Section 402(g)(1) and, if applicable, the catch-up contribution limit of Code Section 414(v), the Plan Administrator shall distribute the excess amount (and any income attributable thereto) that the Member designates as attributable to Before-Tax Unmatched Contributions and Before-Tax Matched Contributions. No distribution shall be required under this paragraph, if the Member does not notify the Plan Administrator on or before March 1 of the calendar year following such excess of the amount of excess attributable to the Plan. Any such distribution shall be made by the first April 15 following the close of the Member’s tax year in which such excess amount was contributed.

No amounts shall be distributed pursuant to this Section 4.07, to the extent such Before-Tax Matched Contributions or Before-Tax Unmatched Contributions are recharacterized as catch-up contributions pursuant to Code Section 414(v) and the regulations thereunder. Any distribution of Before-Tax Matched Contributions or Before-Tax Unmatched Contributions shall be made first from Before-Tax Unmatched Contributions, if any, and thereafter from Before-Tax Matched Contributions.

Section 4.08—Transfer of Member Contributions

The Company and/or Participating Employer shall remit Before-Tax Matched Contributions, Before-Tax Unmatched Contributions and After-Tax Contributions of a Member to the Trustee as soon as practicable after the date such contributions can reasonably be segregated from the general assets of the Company or the Participating Employer, but not more than the fifteenth (15th) business day following the end of the calendar month in which such contributions are withheld from the Member’s Compensation.

Section 4.09—Change in Member Contributions

Subject to the provisions of Sections 4.01, 4.03, and 4.04, a Member may change the amount of his or her Before-Tax Matched Contributions, Before-Tax Unmatched Contributions and After-Tax Contributions by giving at least fifteen (15) days’ prior written notice to the Plan Administrator or such shorter period as the Plan Administrator may approve. Such change election shall become effective no later than the first day of the first month following the date such written notice is timely furnished to the Plan Administrator. In addition, the Plan Administrator shall monitor the Before-Tax Matched Contributions, Before-Tax Unmatched Contributions or After-Tax Contributions and may restrict the Before-Tax Matched Contributions, Before-Tax Unmatched Contributions and/or After-Tax Contributions at such times during a Plan Year and to such extent as it deems appropriate to satisfy such limitations under the Code or the Plan.

Section 4.10—Suspension of Member Contributions

(a) A Member may suspend his or her Before-Tax Matched Contributions, Before-Tax Unmatched Contributions and/or After-Tax Contributions on his or her behalf at any time by giving at least fifteen (15) days’ prior written notice to the Plan Administrator, or such shorter period as the Plan Administrator may approve, in advance of the date on which such a suspension shall become effective. The suspension shall become effective as soon as practicable after notification is received. During such period of suspension of Before-Tax Matched Contributions, no Company Matching Contributions shall be made on behalf of such Member.

(b) A Member who has suspended his or her Before-Tax Matched Contributions, Before-Tax Unmatched Contributions and/or After-Tax Contributions may elect to resume such contributions in accordance with Sections 4.01, 4.03 and 4.04 by notifying the Plan Administrator in writing at least fifteen (15) days in advance of the date on which contributions are to resume, or such shorter period as the Plan Administrator may approve. Contributions shall resume effective as of the first payroll period immediately following the date such written notice to resume is timely furnished to the Plan Administrator.

(c) No contributions may be made for a Member for any unpaid period of absence from service including, but not limited to, absence due to sickness, approved leave of absence, or service in the Armed Forces. A Member for whom contributions under Sections 4.01, 4.03 and 4.04 have ceased because he or she is on an unpaid absence from service shall again be eligible to have such contributions made on the date he or she returns to active service in Covered Service.

(d) A Member for whom contributions under Sections 4.01, 4.03 and 4.04 have ceased because he or she is not in Covered Service but, nevertheless, continues to be an Employee shall again be eligible to have such contributions made immediately following the date he or she again becomes employed in Covered Service and gives written notice to the Plan Administrator on the prescribed form to resume such contributions.

ARTICLE V

ESOP Common Stock Fund

Section 5.01—The ESOP Common Stock Fund

(a) The assets of the ESOP Common Stock Fund shall be invested primarily in Common Stock.

(b) It is intended that the ESOP Common Stock Fund constitute an “employee stock ownership plan” within the meaning of Code Section 4975(e)(7).

Section 5.02—Common Stock Dividends

(a) Cash Dividends. Cash dividends paid with respect to Common Stock credited to a Member’s Accounts may, at the direction of the Company, be paid by the Trustee directly to the Members.

(b) Stock Dividends. Shares of Common Stock received by the Trustee as stock dividends or stock splits with respect to Common Stock allocated to any Member’s Accounts shall be credited to such Member’s Accounts.

Section 5.03—Withdrawals and Distributions

In the event a distribution or withdrawal of some or all of the amounts invested in the ESOP Common Stock Fund is required to be paid to a Member, the Trustee (except to the extent the Member requests a distribution in kind) shall cause as many shares of such Member’s ESOP Common Stock Fund as are the subject of such distribution or withdrawal to be sold in the open market, or redeemed or repurchased for cash.

Section 5.04—Voting and Tendering

Each Member shall have the right and shall be afforded the opportunity to instruct the Trustee how to vote, at any meeting of the Company shareholders, those shares of Common Stock allocated or credited to his or her Accounts as of a date prior to such meeting as established by the Plan Administrator for administrative purposes. Instructions by Members to the Trustee shall be in such form and pursuant to such regulations as the Plan Administrator may prescribe and any such instructions shall remain in the strict confidence of the Trustee. If the Trustee does not timely receive instructions from a Member regarding his or her shares, the Trustee shall be required to vote such shares in the same proportion as were voted those shares for which the Trustee received Member instruction.

Each Member shall have the right to instruct the Trustee in writing as to the manner in which to respond to a tender or exchange offer (other than a tender or exchange offer made by the Company) for any or all shares of Common Stock credited to such Member’s Accounts as of a date prior to the expiration of the offer, as established by the Plan Administrator for administrative purposes. The Trustee shall notify each Member and utilize its best efforts to timely distribute or cause to be distributed to him or her such information as will be distributed to shareholders of the Company in connection with any such tender or exchange offer. Upon its timely receipt of such instructions, the Trustee shall tender or exchange such shares of Common Stock as and to the extent so instructed. The failure of a Member to instruct the Trustee to tender or exchange shares of Common Stock credited to his or her Accounts shall be deemed to be an instruction not to tender or exchange such shares of stock. Accordingly, if the Trustee does not receive instructions from a Member regarding any such tender or exchange offer for Common Stock, the Trustee shall not tender such shares. Notwithstanding the foregoing, the rights of Members and duties of the Trustee set forth herein shall not apply in the event of a tender offer by the Company for any or all shares of Common Stock credited to such Members’ Accounts; nor shall the Trustee tender or exchange any Common Stock.

Section 5.05—Diversification Elections

A Member, without regard to age and/or years of participation, may at any time elect to diversify investment of any and all of the Common Stock in his or her Account.

Section 5.06 – Special Rules for Common Stock

(a) Right of First Refusal. Subject to the provisions of paragraph (3) of this Section 5.06(a), shares of the Common Stock distributed from the Plan shall be subject to a “Right of First Refusal”. The Right of First Refusal shall provide that if any holder of shares of Common Stock distributed from the Plan receives a bona fide offer to purchase such shares from a third party at a time when the shares are not readily tradable on an established market, he or she shall first offer such shares to the Company, subject to the following:

(1) The selling price for such shares and the other terms of the sale to the Company must be no less favorable to the seller than the greater of the fair market value of such shares determined as of the most recent Valuation Date or the purchase price and other terms offered by a prospective purchaser making a good faith offer to purchase the shares.

(2) The right of first refusal shall lapse fourteen (14) days after the shareholder gives written notice to the Company that an offer has been received from a prospective purchaser to purchase such shares, the name and address of such prospective purchaser and all relevant terms of the offer.

(3) No Right of First Refusal shall be exercisable by reason of any of the following transfers:

(i) The transfer upon the death of a Member or Beneficiary of any shares of Common Stock to his or her legal representatives, heirs and legatees; provided however, that any proposed sale or other disposition of any such shares by any legal representative, heir or legatee shall remain subject to the Right of First Refusal;

(ii) The transfer by a Member or Beneficiary in accordance with the Put Option pursuant to Section 5.06(b) below; or

(iii) The transfer while the Common Stock is listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, or quoted on a system sponsored by a national securities association registered under Section 15A(b) of the Securities Exchange Act of 1934.

(b) Put Option. The Company shall issue a “Put Option” to each Member or Beneficiary receiving a distribution of Common Stock from the Plan if the shares of Common Stock are not readily tradable on an established market (within the meaning of Code Section 409(h)(1)(B)). The Put Option shall permit the Member or Beneficiary to sell such Common Stock to the Company at its then fair market value, at any time during the sixty (60) day period commencing on the date the Common Stock was distributed to the recipient and, if not exercised within that period, the Put Option will temporarily lapse. After the annual revaluation of shares of Common Stock required under Section 7.01 has occurred, the Company shall notify each distributee who did not exercise the initial Put Option prior to its temporary lapse in the preceding Plan Year of the revised value of the Common Stock. The time during which the Put Option may be exercised shall recommence on the date such notice of revaluation is given and shall permanently terminate sixty (60) days thereafter. The Trustee may be permitted by the Company to purchase Common Stock tendered to the Company under a Put Option. At the option of the Company or the Trustee, as the case may be, the payment for Common Stock sold pursuant to a Put Option shall be made in the following forms:

(1) If the Common Stock was distributed as part of a total distribution (that is, a distribution within one taxable year to a Member of the balance to the credit of his or her Accounts), then payments will be made in substantially equal annual installments commencing within thirty (30) days from the date of the exercise of the Put Option and over a period not exceeding five (5) years, with interest payable at a reasonable rate on any unpaid installment balance, with adequate security provided, and without penalty for any prepayment of such installments; or

(2) If a Member or Beneficiary exercises a Put Option on a distribution of Common Stock made to him or her in installment payments (in accordance with the applicable provisions of Section 9.02(a)(3)) then, the payment for such Common Stock shall be made in a lump sum no later than thirty (30) days after such Member exercises the Put Option.

The Trustee on behalf of the Plan may offer to purchase any shares of Common Stock (which are not sold pursuant to a Put Option) from any former Member or Beneficiary at any time in the future, at their then fair market value.

(c) Stock Legend. Shares of Common Stock held or distributed by the Trustee may include such legend restrictions on transferability as the Company may reasonably require in order to assure compliance with applicable Federal and State securities laws.

(d) No Other Puts or Calls, Etc. Except as otherwise required by applicable law, no Common Stock acquired with the proceeds of an exempt loan within the meaning of Code section 4975(d)(3) may be subject to a put, call, or other option, or buy-sell or similar arrangement while held by and when distributed from the Plan.

(e) Nonterminable Rights. The provisions of this Section 5.06 shall continue to be applicable to shares of Common Stock even if the Plan ceases to be an employee stock ownership Plan within the meaning of Code Section 4975(e)(7).

Section 5.07—Share Purchase Loans

At the direction of the Administrative Committee, the Trustee from time to time may enter into a “Share Purchase Loan” for the purpose of acquiring Common Stock that constitutes “employer securities” within the meaning of Code Section 409(l) or for the purpose of repaying all or any portion of an outstanding Share Purchase Loan. The terms of any Share Purchase Loan shall be subject to the conditions and restrictions set forth herein. Shares of Common Stock acquired with the proceeds of a Share Purchase Loan shall be credited to an “ESOP Loan Suspense Account” until released in accordance with Section 5.08. All loans that are incurred as part of an integrated transaction shall be treated as a single Share Purchase Loan for all purposes of the Plan.

For purposes of this Article a “Share Purchase Loan” means a loan or other extension of credit, the proceeds of which are used to acquire Common Stock.

Section 5.08—Release from ESOP Loan Suspense Account

Subject to the following provisions of this Section, for each Plan Year throughout the duration of a Share Purchase Loan, a portion of the shares of Common Stock acquired with the proceeds of such Share Purchase Loan shall be withdrawn from the ESOP Loan Suspense Account and allocated to Members’ ESOP Common Stock Fund Accounts in accordance with the provisions of Section 4.02.

As of the last day of each Plan Year, the number of shares of Common Stock that shall be released from the ESOP Loan Suspense Account shall be equal to the product of the number of shares of Common Stock that are then held in the ESOP Loan Suspense Account multiplied by a fraction, the numerator of which is the amount of principal and interest paid on the related Share Purchase Loan for that Plan Year and the denominator of which is the amount of principal and interest paid or payable on the related Share Purchase Loan for that Plan Year and for all future years. For this purpose, shares of Common Stock released from the ESOP Loan Suspense Account after the end of a Plan Year on account of payments on a Share Purchase Loan with contributions for such Plan Year, but that were made after the end of such Plan Year, shall be deemed to have been released on the last day of such Plan Year. For purposes of determining the denominator of the fraction described in the preceding sentence for any Plan Year, if the interest rate under the Share Purchase Loan is variable, the interest rate to be paid in future years shall be assumed to be equal to the interest rate applicable as of the last day of that Plan Year. Notwithstanding the foregoing provisions of this Section, the number of shares of Common Stock attributable to a Share Purchase Loan that are withdrawn from the ESOP Loan Suspense Account shall be proportionate to principal payments only, if:

(a) Such release is consistent with the provisions of the Share Purchase Loan with respect to the release of Common Stock as collateral, if any, for such loan;

(b) The Share Purchase Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10) years;

(c) Interest is disregarded for purposes of determining such release only to the extent that it would be determined to be interest under standard loan amortization tables; and

(d) The term of the Share Purchase Loan, together with any renewal, extension or refinancing thereof, does not exceed ten (10) years.

In the event that more than one Share Purchase Loan is outstanding at any time, the number of shares of Common Stock that is released from encumbrance at any time under this Section shall be based solely on the repayment of the Share Purchase Loan to which such Common Stock is attributable.

Section 5.09—Use of Loan Proceeds and Dividends

The proceeds of a Share Purchase Loan shall be used within a reasonable time after receipt to acquire shares of Common Stock or to repay all or any portion of such Share Purchase Loan or any outstanding Share Purchase Loan. Cash dividends with respect to shares of Common Stock acquired with the proceeds of a Share Purchase Loan that are not allocated to Members’ ESOP Common Stock Fund Accounts, and earnings thereon, shall, at the direction of the Administrative Committee, be used to make payments on such Share Purchase Loan. Cash dividends, and earnings thereon, that are not so applied to make payments on Share Purchase Loans in accordance with the foregoing provisions of this Section shall be invested in accordance with Section 5.01(a).

ARTICLE VI

Investment Funds

Section 6.01—Investment of Member Accounts

Each Member (or Beneficiary after a Member’s death) shall direct how his or her Account is to be invested among the Investment Funds made available to all Members (and Beneficiaries) in accordance with uniform and nondiscriminatory rules of procedures established by the Plan Administrator which shall be consistently applied to similarly situated individuals. The Investment Committee shall have the sole discretion to determine the number of Investment Funds to be maintained under the Plan and the nature of the Investment Funds. In addition, the Investment Committee may change or eliminate the Investment Funds provided hereunder from time to time. Anything herein to the contrary notwithstanding, at all times and in all events, the number of Investment Funds, other than the Company Stock Fund, under the Plan shall be no less than three (3).

A Member (or Beneficiary after a Member’s death) may change his or her investment direction governing investment of future amounts allocated to his or her Accounts. A Member (or Beneficiary after a Member’s death) may transfer the existing balances in his or her Accounts between the Investment Funds as of the date or dates and in the manner specified by the Plan Administrator. An investment direction once given shall be deemed to be a continuing direction until explicitly changed by the Member by a subsequent direction to the Plan Administrator in accordance with appropriate procedures set forth by the Plan Administrator.

Section 6.02—Member Responsibility For Selection of Funds

Each Member is solely responsible for the selection of his or her Investment Funds. Neither the Trustee, the Plan Administrator, the Investment Committee, the Company, any Participating Employer nor any of the officers or supervisors of the Company are empowered to advise a Member as to the manner in which his or her Accounts shall be invested. The fact that a security is available to Members for investment under the Plan shall not be construed as a recommendation for the purchase of that security, nor shall the designation of any Investment Fund impose any liability on the Company, its directors, officers or Employees, the Trustee, the Plan Administrator, or the Investment Committee.

When an investment election is required to be made by a Member and if such Member fails to make an affirmative election in a timely manner, such Member shall be deemed to have elected the Investment Fund specified by the Investment Committee as the default Investment Fund under the Plan and the Company, its directors, officers or employees, the Trustee, the Investment Committee, the Plan Administrator, and any other plan fiduciary shall be deemed to be relieved of fiduciary responsibility for the investment of such funds.

ARTICLE VII

Valuation of Assets and Members’ Accounts

Section 7.01—Valuation of Assets

At the end of each Valuation Date, the Trustee shall determine the aggregate fair market value of the assets then held by it in each Investment Fund. The market value of Common Stock held in the ESOP Common Stock Fund shall be the closing value on the New York Stock Exchange as of such date.

Section 7.02—Valuation of Accounts

At the end of each Valuation Date, before the calculation and debiting of any distributions and in-service withdrawals from the Trust Fund or the posting of transfers among Investment Funds, the net credit balances in the Accounts of Members or their beneficiaries will be adjusted to reflect any contributions to, and investment gains or losses in, the respective Investment Funds.

Section 7.03—Statement of Accounts

Each Member shall be furnished, at least quarterly, a statement setting forth the value of his or her Accounts.

Section 7.04—Accounts in Units

Each Member’s Accounts shall be maintained in units.

ARTICLE VIII

Vesting of Contributions

Section 8.01—Vesting of Member Contributions

A Member shall be 100% vested at all times in his or her Before-Tax Investment Account, After-Tax Investment Account, Rollover Account and Playtex Merged Plan Account.

Section 8.02—Vesting of Company Matching Contribution Account

A Member shall become 100% vested in his or her Company Matching Contribution Account upon (a) the Member’s attainment of age sixty-five (65) while still employed, (b) the Member’s Retirement, (c) the Member’s Disability while still employed, (d) the Member’s death, or (e) the Member’s termination of employment with the Company and all Affiliated Companies within twelve (12) months following a Change in Control (as defined below) provided that such termination of employment is either by the Member for Good Reason (as defined below) or by the Company or Participating Employer for any reason other than for Cause (as defined below). As of any date prior to the occurrence of an event described above in this Section 8.02, the portion of the Member’s Company Matching Contribution Account in which a Member has a vested interest shall be determined in accordance with the vesting schedule based upon the Member’s whole years included in his or her Period of Service as follows:

Period of Service in Whole Years	Vested Percentage
Less than 1 Year	0%
1 Year but less than 2	25%
2 Years but less than 3	50%
3 Years but less than 4	75%
4 or more Years	100%

Change of Control for purposes of this Article VIII means a change of control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change of Control shall be deemed to have occurred if:

(a) any “person” (as such term is used in Sections 13(d) and 14(d)(2) as currently in effect, of the Exchange Act) is or becomes a “beneficial owner” (as determined for purposes of Regulation 13D-G, as currently in effect, of the Exchange Act), directly or indirectly, of securities representing twenty percent (20%) or more of the total voting power of all of the Company’s then outstanding voting securities. The term “person” shall not include: (A) the Company or any corporation of which fifty percent (50%) or more of the voting stock is owned, directly or indirectly, by the Company (individually, a “Subsidiary” and collectively “Subsidiaries”), (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries, or (C) an underwriter temporarily holding securities pursuant to an offering of said securities;

(b) during any period of two (2) consecutive calendar years, individuals who at the beginning of such period constitute the Board of Directors and any new director(s) whose election by the Board of Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the Board of Directors;

(c) the stockholders of the Company approve a merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless following such Business Combination: (i) all or substantially all of the individuals and entities who were the “beneficial owners” (as determined for purposes of Regulation 13D-G, as currently in effect, of the Exchange Act) of the outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, securities representing more than fifty percent (50%) of the total voting power of the then outstanding voting securities of the corporation resulting from such Business Combination or the parent of such corporation (the “Resulting Corporation”); (ii) no “person” (as such term is used in Section 13(d) and 14(d)(2), as currently in effect, of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or the Resulting Corporation, is the “beneficial owner” (as determined for purposes of Regulation 13D-G, as currently in effect, of the Exchange Act), directly or indirectly, of voting securities representing twenty percent (20%) or more of the total voting power of then outstanding voting securities of the Resulting Corporation; and (iii) at least a majority of the members of the board of directors of the Resulting Corporation were members of the Board of Directors at the time of the execution of the initial agreement, or at the time of the action of the Board, providing for such Business Combination;

(d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(e) any other event that a simple majority of the Board, in its sole discretion, shall determine constitutes a Change of Control.

The term “Good Reason,” for purposes of this Article VIII, means any of the following: assignment of duties inconsistent with the Employee’s status or diminution in status or responsibilities from that which existed prior to the Change of Control; reduction in the Employee’s annual salary; failure of the acquiror to pay any bonus award to which the Employee was otherwise entitled, or to offer the Employee incentive compensation, stock options or other benefits or perquisites which are offered to similarly situated employees of the acquiror; relocation of the Employee’s primary office to a location greater than fifty (50) miles from his or her existing office; any attempt by the acquiror to terminate the Employee’s employment in a manner other than as expressly permitted by the Change of Control agreement(s); or the failure by the acquiror to expressly assume the Company’s obligations under the Change of Control agreement(s).

The term “Cause,” for purposes of this Article VIII, means willful breach or failure by the Member to perform his or her employment duties.

Section 8.03—Playtex Plans Transition Rule

An individual who was a participant in any of the Playtex Plans and whose service was determined on the basis of completing a requisite number of hours, rather than on the basis of elapsed time, shall be credited with the service to which such Member was entitled under the respective Playtex Plan provisions in effect on December 31, 2007, and for the period beginning January 1, 2008 shall be credited with service for purposes of vesting as if his or her Employment Commencement Date was January 1, 2008.

The length of a Break in Service of a participant in a Playtex Plan who was not an Employee on December 31, 2007, for purposes of a Break in Service that began before that date, shall be determined in accordance with the terms of the provisions of the applicable Playtex Plan in effect at the time of the last Termination of Employment of the participant prior to December 31, 2007.

An individual who was employed by Playtex Products, Inc. or any of its subsidiaries on December 31, 2007 shall be deemed to have completed a whole year of vesting service in his or her final year of employment if such Employee incurs a Termination of Employment after May 31st of such Plan Year.

ARTICLE IX

Distributions

Section 9.01—General

(a) Upon the Termination of Employment of a Member, the Member shall be entitled to receive the vested portion of the amount credited to his or her Accounts in accordance with Section 9.02. The amount to which such Member is entitled to receive shall be paid as soon as practicable after the Member provides the Plan Administrator with a distribution form, unless the Member has elected to defer the distribution of his or her Accounts in accordance with subparagraph (b) below.

(b) A Member may, upon his or her Termination of Employment, elect to defer the distribution of the vested portion of his or her Accounts until a date which is not later than the December 31 of the calendar year in which the Member attains age seventy and one-half (70-1/2) years (the “Deferral Period”) by notifying the Plan Administrator in writing of such election to defer as soon as practicable after Termination of Employment, in accordance with procedures established by the Plan Administrator; provided however, that in the event a Member fails to elect the date as of which his or her benefit is to commence, such Member shall be deemed to have elected to defer the distribution of his or her benefit until the end of the Deferral Period. At any time during the Deferral Period, a Member may revoke the election to defer all or a portion of the total remaining balance of the vested portion of his or her Accounts, and request a timely distribution of all or any portion of the total remaining balance of the vested portion of his or her Accounts.

(c) Notwithstanding anything to the contrary in this Article IX or the Plan, in accordance with the provisions of Code Section 411(d)(6) and the regulations thereunder, a portion of the Accounts of any Member who had an account in the Tanning Research Laboratories, Inc. Profit Sharing and Retirement Savings Plan (“HT Plan”) prior to October 1, 1988 is subject to certain protected payment options that are not permitted to be eliminated. The HT Plan was converted from a money purchase pension plan effective as of October 1, 1988; therefore, the employer contribution account of any employee with an HT Plan account who was hired prior to October 1, 1988 shall have that portion of his or her HT Plan account credited to a Prior Plan Employer Match Account and that account will be subject to the special distribution provisions contained in Appendix A.

Section 9.02—Methods of Distribution

Except as otherwise provided in this Article, distributions provided for under the Plan shall be made in the following manner:

(a) A Member who has incurred a Termination of Employment, may irrevocably elect to receive his or her distribution, unless the Member has filed a grievance pursuant to an authorized collective bargaining agreement or an administrative charge with a government agency, seeking reinstatement and to be made whole for lost benefits, and a final determination for the grievance or charge has not been reached. The Member’s election to receive his or her distribution shall be on such form and at such time as specified by the Plan Administrator. The Member may elect to receive distribution of his or her Accounts in accordance with any one of the following methods of payment:

(1) in a lump sum payment, or

(2) in monthly, quarterly, semiannual or annual installments of principal (together with earnings on the remaining Account balance) (A) for a period of ten (10) years or less, or (B) over the life expectancy of such Member payable as (i) fixed dollar installments, (ii) fixed percentage installments, or (iii) declining balance installments.

(b) All distributions shall be made in cash; provided however, that, distributions from the ESOP Common Stock Fund shall be in Common Stock with cash paid for any fractional share, unless the Member or his or her Beneficiary elects to take a distribution in cash.

Section 9.03—Completion of Appropriate Forms

The Plan Administrator has prescribed forms providing written notice to the Company in order for a distribution to be made under the Plan. In the event a Member or a Beneficiary does not complete, execute and return such forms to the Company, the distribution of such Member’s Accounts shall be mailed to the address of record as provided in Section 16.09 to a Member as soon as practicable following the sixty-fifth (65th) birthday of such Member, or to a Beneficiary.

Section 9.04—Accounts of Former Employees

The amount credited to the accounts of a Member, if any, after Termination of Employment of such Member shall be adjusted in accordance with Article VII next following such Termination of Employment until such amount shall have been distributed in full in accordance with this Article. Distribution of the balance of the amount credited to the Accounts of a Member, determined as of the Valuation Date immediately preceding such distribution, shall constitute payment in full of the benefits of such Member hereunder. Any balance of such accounts remaining unpaid at the death of a Member or Beneficiary shall be distributed in accordance with Article X.

Any amounts being held for deferred distribution will continue to be held by the Trustee and invested in accordance with the instructions of the Members. Such instructions will be given in accordance with the provisions of this Plan.

Section 9.05—Consent to Payment

Notwithstanding the foregoing provisions of Article IX, if the vested portion of the Accounts of a Member is $1,000 or less at the time of distribution (including rollover contributions and earnings allocable thereto), such benefit shall be distributed in a lump sum payment as soon as administratively feasible after such amount becomes payable in accordance with this Article.

No less than thirty (30) days and no more than 180 days before the date on which distributions to a Member in accordance with this Article commence, the Plan Administrator shall provide to the Member a written notice describing the right to defer receipt of and the consequences of the failure to defer receipt of the distribution until age sixty-five (65).

Such distribution may commence less than thirty (30) days after the notice required by the preceding paragraph is provided, provided that:

(a) The Plan Administrator clearly informs the Member that the Member has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(b) The Member, after receiving the notice, affirmatively elects a distribution.

The written consent to the distribution may not be made before the Member receives the notice and must not be made more than 180 days before the date of distribution.

Section 9.06—Latest Deferral of Payment

Unless the Member elects otherwise in writing and consistent with the provisions of the Plan, the latest date on which payment of benefits must commence shall be the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs: (1) the Member attains sixty-five (65) years of age; (2) the Member incurs a Termination of Employment; and (3) ten (10) years have elapsed from the time the Member commenced participation in the Plan.

Section 9.07—Required Payments

This Section 9.07 does not contain the general rules of the Plan governing the time and form of distributions. In particular, this Section in and of itself does not give any right to a Member to defer distributions beyond the time of distribution provided in the preceding Sections. The provisions of this Section 9.07, which are included to comply with the Code, in certain limited circumstances as specifically provided in this Section, merely may accelerate the time of distribution provided under other Sections of this Plan.

(a) General Rules. The following provisions of this Section 9.07 will apply for purposes of determining required minimum distributions under Code Section 401(a)(9). The requirements of this Section 9.07 will take precedence over any inconsistent provisions of the Plan. All distributions required under this Section 9.07 will be determined and made in accordance with the Treasury Regulations under Code Section 401(a)(9). The provisions of this Section 9.07 requiring a minimum distribution shall not apply for the 2009 distribution calendar year.

(b) Required Beginning Date. The Member’s entire interest will be distributed, or will begin to be distributed, to the Member no later than the Member’s Required Beginning Date.

(c) Death of Member Before Distributions Begin. If the Member dies before distributions begin, the Member’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1) If the Member’s surviving Spouse is the Member’s sole designated Beneficiary, and if the Member or Beneficiary elects the life expectancy rule in accordance with Section 9.07(h), then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member died, or by December 31 of the calendar year in which the Member would have attained age seventy and one-half (70 1/2), if later.

(2) If the Member’s surviving Spouse is not the Member’s sole designated Beneficiary, and if the Member or Beneficiary elects the life expectancy rule in accordance with Section 9.07(h), then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member died.

(3) If there is no designated Beneficiary as of September 30 of the year following the year of the Member’s death, or if the Member or Beneficiary does not elect the life expectancy rule in accordance with Section 9.07(h), the Member’s entire interest will be distributed by December 31 of the calendar year containing the fifth (5th) anniversary of the Member’s death.

(4) If the Member’s surviving Spouse is the Member’s sole designated Beneficiary and the surviving Spouse dies after the Member but before distributions to the surviving Spouse begin, this Section 9.07(c), other than Section 9.07(c)(i), will apply as if the surviving Spouse were the Member.

For purposes of Sections 9.07(c), 9.07(e) and 9.07(f), unless Section 9.07(c)(4) applies, distributions are considered to begin on the Member’s Required Beginning Date. If Section 9.07(c)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving Spouse under Section 9.07(c)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Member before the Member’s Required Beginning Date (or to the Member’s surviving Spouse before the date distributions are required to begin to the surviving Spouse under Section 9.07(c)(1)), the date distributions are considered to begin is the date distributions actually commence.

Unless the Member’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections 9.07(d), 9.07(e) and 9.07(f). If the Member’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Code Section 401(a)(9) and the Treasury Regulations.

(d) Required Minimum Distributions During Member’s Lifetime. During the Member’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1) the quotient obtained by dividing the Member’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Reg. Section 1.401(a)(9)-9, using the Member’s age as of the Member’s birthday in the distribution calendar year; or

(2) if the Member’s sole designated Beneficiary for the distribution calendar year is the Member’s Spouse, the quotient obtained by dividing the Member’s Account balance by the number in the Joint and Last Survivor Table set forth in Reg. Section 1.401(a)(9)-9, using the Member’s and Spouse’s attained ages as of the Member’s and Spouse’s birthdays in the distribution calendar year.

Required minimum distributions will be determined under this Section 9.07(d) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Member’s date of death.

(e) Required Minimum Distributions After Member’s Death on or After Date Distributions Begin.

(1) Member Survived by Designated Beneficiary. If the Member dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account balance by the longer of the remaining life expectancy of the Member or the remaining life expectancy of the Member’s designated Beneficiary, determined as follows:

(i) The Member’s remaining life expectancy is calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(ii) If the Member’s surviving Spouse is the Member’s sole designated Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each distribution calendar year after the year of the Member’s death using the surviving Spouse’s age as of the Spouse’s birthday in that year. For distribution calendar years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the Spouse’s birthday in the calendar year of the Spouse’s death, reduced by one for each subsequent calendar year.

(iii) If the Member’s surviving Spouse is not the Member’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Member’s death, reduced by one for each subsequent year.

(2) No Designated Beneficiary. If the Member dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Member’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account balance by the Member’s remaining life expectancy calculated using the age of the Member in the year of death, reduced by one for each subsequent year.

(f) Required Minimum Distributions After Member’s Death Before Date Distributions Begin.

(1) Member Survived by Designated Beneficiary. If the Member dies before the date distributions begin and there is a designated Beneficiary, and if the Member or Beneficiary elects the life expectancy rule in accordance with Section 9.07(h), the minimum amount that will be distributed for each distribution calendar year after the year of the Member’s death is the quotient obtained by dividing the Member’s Account balance by the remaining life expectancy of the Member’s designated Beneficiary, determined as provided in Section 9.07(e). If the Member dies before the date distributions begin and there is a designated Beneficiary, and if neither the Member nor Beneficiary elects the life expectancy rule in accordance with Section 9.07(h), distribution of the Member’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(2) No Designated Beneficiary. If the Member dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Member’s death, distribution of the Member’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Member’s death.

(3) Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Member dies before the date distributions begin, the Member’s surviving Spouse is the Member’s sole designated Beneficiary, and the surviving Spouse dies before distributions are required to begin to the surviving Spouse under Section 9.07(c)(i), this Section 9.07(f)(iii) will apply as if the surviving Spouse were the Member.

(g) Definitions.

(1) Designated Beneficiary: The individual who is designated as the Beneficiary under Section 10.02 of the Plan and is the designated Beneficiary under Code Section 401(a)(9) and Reg. Section 1.401(a)(9)-1, Q&A-4.

(2) Distribution calendar year: A calendar year for which a minimum distribution is required. For distributions beginning before the Member’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Member’s Required Beginning Date. For distributions beginning after the Member’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 9.07(c). The required minimum distribution for the Member’s first distribution calendar year will be made on or before the Member’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Member’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(3) Life expectancy: Life expectancy as computed by use of the Single Life Table in Reg. Section 1.401(a)(9)-9.

(4) Member’s Account balance: The Member’s Account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures (if any) allocated to the Account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5) Required Beginning Date: April 1 of the calendar year following the later of (a) the calendar year in which the Member attains seventy and one-half (70 1/2) years of age; and (b) if the Member is not a five percent (5%) owner, as defined in Code Section 416(i), the calendar year in which the Member incurs a Termination of Employment.

(h) Election of Life Expectancy Rule. If the Plan provides for distribution in the form of an annuity contract or installment payments, and a Member or Beneficiary has elected distribution in the form of an annuity contract or installment payments, the Member or Beneficiary may elect the life expectancy rule in Sections 9.07(c) and 9.07(f) to apply to distributions after the death of a Member who has a designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 9.07(c), or by September 30 of the calendar year which contains the fifth anniversary of the Member’s (or, if applicable, surviving Spouse’s) death.

Section 9.08—Lost Payees

In the event the amount credited to the Account(s) of a Member remain unclaimed for more than five (5) years after such amount becomes distributable under the terms of the Plan, and the Plan Administrator is unable to locate such Member (or his or her Beneficiary), the Plan Administrator may direct such amount to be applied to reduce Company Matching Contributions provided that in the event such Member (or his or her Beneficiary) subsequently claims such amounts, the Employer shall contribute an amount to the Plan which will cause the balance of such Member’s account(s) to equal the amount which would have been credited to such account(s) as of such date if such amounts had never been reallocated pursuant to this Section.

Section 9.09—Direct Rollovers

(a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b) Definitions. For purposes of this Section, the following definitions shall apply:

(1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one (1) of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); and any amount that is distributed on account of hardship. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code Section 408 (a) or (b), or in a direct trustee-to-trustee transfer to a qualified trust described in Code Section 401(a) or an annuity contract under Code Section 403(b) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

(2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), a Roth IRA described in Code Section 408A, an annuity plan described in Code Section 403(a), an annuity contract described in Code Section 403(b), an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan, or a qualified trust described in Code Section 401(a), that accepts the distributee’s eligible rollover distribution.

(3) Distributee: A distributee includes a Member or former Member. In addition, the Member’s or former Member’s surviving Spouse and the Member’s or former Member’s Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the Spouse or former Spouse.

(4) Direct Rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

ARTICLE X

Death Benefits

Section 10.01—Death Benefits

Upon the death of a Member, the amount credited to the Member’s Accounts shall become distributable as soon as practicable after the death of such Member. The amount distributable under this Article X shall be distributed in one lump sum payment to the Member’s Spouse unless such Member has designated another Beneficiary in accordance with Section 10.02 and such Spouse has consented to such Beneficiary pursuant to Section 10.02.

A non-spouse Beneficiary may elect to receive his or her distribution from the Plan in the form of a direct trustee-to-trustee transfer to an eligible retirement plan in accordance with Code Section 402(c)(11).

Section 10.02—Beneficiary Designation

Each Member from time to time on a form acceptable to the Plan Administrator may designate any person (including a trust) or persons (concurrently, contingently or successively) to whom the Member’s benefits under the Plan are to be paid if the Member dies before receiving all of such benefits. A beneficiary designation form shall be effective only when the form is filed in writing by the Member and shall cancel all beneficiary designation forms previously signed and filed by the Member.

If a Member had a valid beneficiary designation on file with a Playtex Plan, the Member’s entire Accounts shall be payable as provided on such beneficiary designation unless or until the Member completes and files a new beneficiary designation form.

The designation of a non-Spouse Beneficiary shall be valid only if the surviving Spouse of the Member shall have consented to such designation, the consent acknowledges the effect of such designation and the consent is witnessed by a Plan representative or a notary public.

Section 10.03—Latest Time for Payment

If a Member dies after distribution of benefits has commenced but before the entire interest has been distributed, the remaining portion of such interest shall be distributed at least as rapidly as the distribution option elected by the Member.

If a Member dies before a distribution of his or her benefit has commenced, distribution shall be made no later than the date specified in Section 9.07.

Section 10.04—Payments in the Event of Death with No Designated Survivor or Incompetency

In the event of (a) the death of a Member or Beneficiary not survived by a person designated to receive any payment then due, or (b) the Plan Administrator finding that a Member or other person entitled to a benefit is unable to care for his or her affairs because of illness or accident or is a minor or has died, or (c) no Beneficiary being designated, the Plan Administrator may direct that any benefit payment due him or her, unless claim shall have been made therefor by a duly appointed legal representative, be paid to his or her spouse, a child, a parent or other blood relative, a person with whom he or she resides, or to any other person the Plan Administrator considers suitable, and any such payment so made shall be a complete discharge of the liabilities of the Plan therefor.

Section 10.05—Renunciation of Death Benefit

Any Beneficiary of a Member entitled to a benefit under this Plan may disclaim his or her right to all or a portion of such benefit by filing a written irrevocable and unqualified refusal to accept such a benefit with the Plan Administrator before receiving any such benefit. Any benefits so disclaimed shall be distributable to the person or persons (and in the proportions) to which such benefit would have been distributable if the Beneficiary who so disclaims such benefits had predeceased such Member.

Section 10.06—Proof of Death and Right of Beneficiary or Other Person

The Plan Administrator may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the undistributed value of the Accounts of a deceased Member as the Plan Administrator may deem proper and its determination of death and of the right of such Beneficiary or other person to receive payment shall be conclusive.

ARTICLE XI

Withdrawal Prior to Termination of Employment

Section 11.01—Withdrawal of After-Tax Investment Account

A Member, including a Member who has a Termination of Employment, may withdraw amounts from his or her After-Tax Investment Account in accordance with guidelines determined by the Plan Administrator at any time by submitting a written request to the Plan Administrator specifying the amount to be withdrawn. Payment shall be made to the Member as soon as practicable after the submission of the Member’s written request to the Plan Administrator. The withdrawal may not exceed the lesser of the Member’s After-Tax Investment Account and the Member’s total After-Tax Contributions.

Section 11.02—Hardship Withdrawal

(a) A Member, including a Member who has a Termination of Employment, may withdraw amounts from his or her Before-Tax Investment Account and the vested portion of his or her Company Matching Contribution Account on account of hardship by submitting his or her written request to the Plan Administrator at such time and in such manner as shall be prescribed by the Plan Administrator. Hardship withdrawals may be granted upon evidence of immediate and heavy financial need due to:

(1) Expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (without regard to whether the expenses exceed seven and one-half percent (7 1/2%) of adjusted gross income) incurred by the Member, the Member’s Spouse, or any dependents of the Member (as defined in Code Section 152), or the Member’s Beneficiary;

(2) Purchase (excluding mortgage payments) of a principal residence of the Member;

(3) Payment of tuition and related educational fees for the next twelve (12) months for post-secondary education for the Member, his or her spouse, children or dependents (as defined in Code Section 152 without regard to the requirement that gross income is less than the exemption amount), or the Member’s Beneficiary;

(4) Payments necessary to prevent the eviction of the Member from his or her principal residence or foreclosure on the mortgage on the Member’s principal residence;

(5) Payments for burial or funeral expenses for the Member’s deceased parent, Spouse, children or dependents (as defined in Code Section 152 without regard to the requirement that gross income be less than the exemption amount), or the Member’s Beneficiary; or

(6) Expenses for the repair of damage to the Member’s principal residence that would qualify for the casualty deduction under Code Section 165 (without regard to whether the loss exceeds ten percent (10%) of adjusted gross income).

(b) The amount withdrawn may not exceed the actual expense incurred or to be incurred by the Member on account of such needs. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution. The amount may be withdrawn only to the extent that the need cannot be satisfied by other resources reasonably available to the Member. A Member must obtain all other distributions (including any dividends currently available under Code Section 404(k) from an employee stock ownership plan) and loans currently available under all plans maintained by the Company and all Affiliated Companies before applying for a hardship distribution withdrawal.

In making this determination, the Plan Administrator may rely on the Member’s representation that the need cannot be relieved:

(1) Through reimbursement or compensation by insurance or otherwise;

(2) By reasonable liquidation of the Member’s assets;

(3) By other distributions or loans from Company-sponsored plans, or

(4) By borrowing from commercial sources on reasonable terms.

(c) Only one such withdrawal shall be permitted during a twelve-month period.

(d) The Plan Administrator shall establish such rules and procedures for the manner and order in which such withdrawals shall be made from his or her Account and the Investment Funds.

(e) The withdrawal shall be paid to the Member as soon as practicable after the Member’s written request is submitted to the Plan Administrator.

(f) A Member requesting a hardship withdrawal shall be precluded from making any Before-Tax Matched Contributions, Before-Tax Unmatched Contributions and After-Tax Contributions during the six-month period immediately following such withdrawal.

(g) No distribution shall be made without the approval of the Plan Administrator, whose action thereon shall be final. The Plan Administrator may establish additional rules governing the granting of hardship withdrawals; provided that such rules are consistent with the provisions of this Section and Reg. Section 1.401(k)-1(d)(3).

Section 11.03—Age Fifty-Nine and One-Half (59-1/2) Withdrawal

A Member who has attained age fifty-nine and one-half (59-1/2) may withdraw the vested portion of his or her Before-Tax Investment Account, After-Tax Investment Account, and Company Matching Contribution Account, and related earnings. In addition, any Member with an account from the Playtex Ohio Plan that was merged into this Plan effective as of the close of December 31, 2007 may withdraw all or any portion of his or her Mondial account and related earnings. Further, any Member with an account from the HT Plan that was merged into this Plan effective as of the close of December 31, 2007 may withdraw all or any part of his or her HT Plan account (other than his or her Prior Plan Employer Match Account and related earnings which may not be withdrawn prior to his or her Termination of Employment). Any withdrawal under this Section shall in accordance with guidelines determined by the Plan Administrator by submitting a written request to the Plan Administrator specifying the amount to be withdrawn. Payment shall be made to the Member as soon as practicable after submission of the Member’s written request to the Plan Administrator.

Section 11.04—Withdrawals of Rollovers

Any Member with an account from the Playtex Plans that was merged into this Plan effective as of the close of December 31, 2007 with a rollover account attributable to such prior plan may withdraw all or any portion of such account and related earnings in accordance with guidelines determined by the Plan Administrator by submitting a written request to the Plan Administrator specifying the amount to be withdrawn. Payment shall be made to the Member as soon as practicable after submission of the Member’s written request to the Plan Administrator.

Section 11.05—Age Seventy and One-Half (70-1/2) Withdrawal

Any Member with an account from the Playtex Plans that was merged into this Plan effective as of the close of December 31, 2007 may withdraw all or any portion of a vested transferred account and related earnings in accordance with guidelines determined by the Plan Administrator by submitting a written request to the Plan Administrator specifying the amount to be withdrawn. Payment shall be made to the Member as soon as practicable after submission of the Member’s written request to the Plan Administrator. Notwithstanding the foregoing in no event may a Member withdraw any portion of his or her HT Plan Prior Plan Employer Match Account prior to Termination of Employment.

Section 11.06—Order of Withdrawals

Amounts withdrawn pursuant to Sections 11.02 and 11.03 shall be withdrawn in accordance with such procedures established by the Plan Administrator.

ARTICLE XII

Forfeitures

Section 12.01—Time of Forfeiture and Restoration

(a) If a Member incurs a Termination of Employment, the portion, if any, of his or her Company Matching Contribution Account in which he or she is not vested pursuant to Article IX shall be forfeited as of the Valuation Date coincident with or next following the earlier of: (i) the Member has received a distribution of the entire vested portion of his or her Accounts, or (ii) the Member has incurred a five (5) consecutive year Break in Service.

(b) If a Member has forfeited a portion of his or her Company Contribution Account pursuant to subsection (a), such forfeited amount will be restored if he or she is re-employed by the Company or any Affiliated Company before he or she has incurred a Break in Service of at least five (5) years. Any amounts restored and repaid to the Trust Fund under this Section shall be paid into the remaining Funds in the same proportion as Before-Tax Unmatched Contributions are currently being made.

The amount of the restoration to which a Member is entitled shall be allocated out of forfeitures and if such amounts are not sufficient out of Company contributions.

Section 12.02—Disposition of Forfeitures

All forfeitures arising out of the application of the provisions of Section 12.01 shall be used to reduce Company Matching Contributions otherwise payable to the Plan.

Section 12.03—Effect of Withdrawal Under Article XI

The non-vested Company Contribution Account of a Member who makes a withdrawal described in Article XI shall not be forfeited by reason thereof.

Section 12.04—Parental Leave

In the case of an Employee who is absent from work due to an approved parental leave or medical leave due to pregnancy, the Break in Service of the Employee shall not include the twelve (12) consecutive month period beginning on the first anniversary of the day such absence began. Absence from work for parental leave means absence from work on account of the pregnancy or birth of a child of the employee, the placement of a child with the Employee in connection with the adoption or foster care of the child, or for purposes of caring for a child within twelve (12) months following such a birth or placement.

ARTICLE XIII

Administration of Plan

Section 13.01—Plan Administrator

The Administrative Committee shall be the Plan Administrator and shall have the responsibility for carrying out the provisions of the Plan and the general administration of the Plan.

All resolutions or other action taken by the Administrative Committee shall be in accordance with its Charter and rules and procedures adopted by the Administrative Committee.

Section 13.02—Authority and Duties of Various Fiduciaries

(a) Except for matters required by the terms of the Plan, or of the Trust Agreement to be decided by the Trustee, the Plan Administrator shall have the exclusive right to interpret the Plan and to decide any and all matters arising under the Plan or in connection with its administration, including determination of eligibility for, and the amount of, distributions and withdrawals. The Company shall have no power to direct or modify any interpretations, determinations, or decisions of the Plan Administrator. The Plan Administrator may recommend amendments to the Board of Directors or its delegate. The Plan Administrator may from time to time adopt rules for the administration of the Plan and the conduct of its business, which rules shall be consistent with the provisions of the Plan.

The Plan Administrator shall perform its duties as the Plan Administrator in its sole discretion and shall determine what is appropriate in light of the reason and purpose for which the Plan is established and maintained. In particular, the interpretation of all Plan provisions, and the determination of whether a Member or Beneficiary is entitled to any benefit pursuant to the terms of the Plan, shall be exercised by the Plan Administrator in its sole discretion. Any construction of the terms of the Plan for which there is a rational basis that is adopted by the Plan Administrator shall be final and legally binding on all parties.

Any interpretation of the Plan or other action of the Plan Administrator made in good faith in its sole discretion shall be subject to review only if such an interpretation or other action is without a rational basis. Any review of a final decision or action of the Plan Administrator shall be based only on such evidence presented to or considered by the Plan Administrator at the time it made the decision that is the subject of the review. Any Affiliated Company that adopts and maintains the Plan, and any Employee who performs services for an Affiliated Company that are or may be compensated for in part by benefits payable pursuant to the Plan, hereby consents to actions of the Plan Administrator made in its sole discretion and agrees to the narrow standard of review prescribed in this Section.

(b) The Administrative Committee, the Trustee, the Investment Committee, and any other named fiduciary may each employ counsel, agents, and such clerical and accounting services as it may require in carrying out its responsibilities under the Plan. All fiduciaries shall be entitled to rely upon tables, valuations, certificates, opinions, and reports furnished by any actuary, accountant, or legal counsel appointed under the provisions of the Plan.

(c) The Administrative Committee shall keep in convenient form such personnel data as may be necessary for the Plan. The Administrative Committee shall prepare, distribute, and file such reports and notices as may be required by applicable law or regulations.

(d) The Investment Committee shall control and manage the Plan assets to the extent provided in its Charter.

(e) The members of the Administrative Committee, the Investment Committee, and the Trustee shall use the degree of care, skill, prudence and diligence that a prudent person acting in a like capacity and familiar with such matters would use in his or her conduct of a similar situation. A member of the Administrative Committee, the Investment Committee, or the Trustee shall not be liable for the breach of fiduciary responsibility of another fiduciary unless (1) he or she participates knowingly in, or knowingly undertakes to conceal, an act or omission of such other fiduciary, knowing such act or omission is a breach; or (2) by his or her failure to discharge his or her duties solely in the interest of Members and Beneficiaries for the exclusive purpose of providing their benefits and defraying reasonable expenses of administering the Plan not met by the Company, he or she has enabled such other fiduciary to commit a breach; or (3) he or she has knowledge of a breach by such other fiduciary and does not make reasonable efforts to remedy the breach; or (4) if the Administrative Committee, the Investment Committee, or the Trustee improperly allocates among themselves or delegates to others, or fails to properly review such allocation or delegation of fiduciary responsibilities.

(f) The Company will indemnify and save harmless the members of the Administrative Committee, the Investment Committee, the Trustee, and any person to whom fiduciary responsibilities are delegated under this Plan against any and all expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement, actually and reasonably incurred by him or her in connection with any civil, criminal, administrative, or investigative action, proceeding, or claim (including an action by or in the right of the Company) by reason of the fact that he or she is or was serving in such capacity, provided that such person’s conduct is not finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

(g) Each Trustee shall maintain accounts showing the fiscal transactions of the Trust Fund established hereunder. The Investment Committee shall keep in convenient form such financial data as may be necessary for the Plan, and shall annually cause to be prepared a balance sheet and statement of financial transactions of the Plan and the Trust.

(h) Whenever, in the administration of the Plan, any discretionary action is required, the authorized party shall exercise his or her authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.

Section 13.03—Named Fiduciaries

The Administrative Committee and the Investment Committee shall each constitute named fiduciaries as such term is defined in the Employee Retirement Income Security Act of 1974, as amended.

Section 13.04—Delegation

Any named fiduciary designated herein or appointed as provided herein, unless precluded from doing so by the terms of such appointment, may by appropriate instrument designate any person (including any firm or corporation) to carry out part or all of such fiduciary’s responsibilities and upon such designation the named fiduciary shall have no liability, except as imposed by applicable law, for any act or omission of such person. The foregoing does not preclude any other fiduciary to the extent allowed by ERISA and the terms of his or her appointment from delegating part or all of such fiduciary’s responsibilities with respect to the Plan.

Section 13.05—Multiple Capacities

Any fiduciary may serve in more than one fiduciary capacity with respect to the Plan.

ARTICLE XIV

Amendments, Termination, Permanent Discontinuance of Contributions, Merger or Consolidation

Section 14.01—Amendments

The Board of Directors, the Administrative Committee, or the Investment Committee to the extent authority to do so is granted by the Board of Directors, may at any time and from time to time, both retroactively and prospectively, modify or amend, in whole or in part, any or all of the provisions of the Plan, including any modification in the Plan or in the agreement or agreements establishing the trust as the Plan Administrator shall deem to be necessary or advisable in order to obtain the qualification or exemption, or to maintain the qualification or exemption of the Plan and the Trust under the Code to comply with ERISA, provided, however, that no such modification or amendment shall make it possible for any part of the funds of the Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Members, spouses, former Members, retired Members or Beneficiaries under the Plan; that no modification or amendment shall be made which has the effect of decreasing retroactively the Accounts of any Member or of reducing the non-forfeitable percentage of the Company Matching Contribution Account of a Member below the non-forfeitable percentage thereof computed under the Plan as in effect on the later of the date on which the amendment is adopted or becomes effective. The Administrative Committee shall have the authority to amend the Plan, to adopt plan amendments required to maintain the tax-favored status of the Plan, to comply with applicable benefit plan laws and any other amendments to the extent the annual cost to the Plan resulting from such amendment does not exceed $250,000 and consistent with the Charter of the Administrative Committee. Any amendment to the Plan shall be effective with respect to all Participating Employees without formal action on the part of any Participating Employer other than the Company.

Section 14.02—Termination or Permanent Discontinuance of Contributions

The Company may by action of its Board of Directors terminate the Plan with respect to itself and/or with respect of any or all Participating Employers or direct complete discontinuance of contributions hereunder by all or any of the Participating Employers for any reason at any time. In case of such termination or complete discontinuance of contributions hereunder, there shall automatically vest in the appropriate Members non-forfeitable rights to the Company Matching Contributions credited to their Accounts.

Section 14.03—Partial Termination

In the event of a partial termination of the Plan, the provisions of Section 14.02 shall be applicable only to the Members affected by such partial termination.

Section 14.04—Benefits in Case of Merger or Consolidation

The Plan may not be merged or consolidated with, nor may its assets or liabilities be transferred to, any other plan unless each Member, spouse, former Member, retired Member or Beneficiary under the Plan would if the resulting plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he or she would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan then had been terminated.

ARTICLE XV

Loans

Section 15.01—Loans

In the event of financial necessity, a Member who is on the active payroll and eligible for payroll deductions may make application to the Plan Administrator in writing to borrow from the Trust Fund and the Plan Administrator may in its sole discretion permit such a loan upon the conditions hereinafter specified. The authority herein granted to the Plan Administrator to approve loans from the Trust Fund is for the purpose of assisting a Member to meet special situations and shall not be used as a means of distributing benefits before they otherwise become due. Loans shall be granted in a uniform and non-discriminatory manner and shall be made on the following conditions:

(a) The amount of a loan to a Member (when added to the outstanding balance of all other loans from the Plan to the Member) shall not exceed the lesser of —

(1) Fifty percent (50%) of the vested amount in the Member’s Accounts, or

(2) $50,000, reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Member during the one-year period ending on the day before the date on which such loan was made over the outstanding balance of loans from the Plan on the date on which such loan was made.

The maturity of a loan shall not exceed five (5) years, except in the case of a loan to acquire or construct the Member’s principal residence, which shall mature in not more than ten (10) years.

If the Member is also covered under another qualified plan maintained by the Company or any Affiliated Company, the limitations of subsections (a)(1) and (2) shall be applied as though all such qualified plans are one plan.

(b) Loan repayments shall be made by regular installment payments through payroll deduction whenever possible and to the extent permitted by law. The terms of such loans shall require substantially level amortization over the term of the loan with payments not less frequently than quarterly. Loans shall bear interest as specified in Section 15.02. Loans shall be granted only if secured by the Member’s vested Account Balances; provided, however, that no more than fifty percent (50%) of the Member’s vested Account Balance may be pledged as collateral for the loan.

(c) In the event of the Termination of Employment of the Member before the loan is repaid in full, the unpaid balance thereof, together with interest thereon, shall become due and payable and the Trustee shall first satisfy the indebtedness from the amount payable to the Member or to the Member’s Beneficiary before making any payments to the Member or to the Member’s Beneficiary. Notwithstanding the foregoing, such provision shall not apply with respect to any loan that was issued pursuant to the terms of a written loan agreement and promissory note under a Playtex Plan that was merged into this Plan effective as of the close of December 31, 2007 that contains a provision for continued monthly payments after Termination of Employment, unless the Member has agreed in writing to the elimination of such provision.

(d) Loan repayments will be suspended under this Plan as permitted under Code Section 414(u).

(e) If a Member has an HT Plan Prior Plan Employer Match Account, no loan may be taken with respect to such portion of the Member’s Accounts.

Section 15.02—Interest Rates

Interest rates for Plan loans shall be regularly reviewed and adjusted in conformity with interest rates which, in the judgment of the Plan Administrator, are commensurate with rates charged by commercial lenders for similar types of loans. The interest rate applicable to a Plan loan shall be fixed as of the date the application for such a loan is received by the Plan Administrator or its delegate, and shall not be subject to change or renegotiation after such date.

Section 15.03—Other Rules

In addition to the foregoing, the Plan Administrator shall prescribe such rules and procedures as it may deem appropriate, including, without limitation, the imposition of loan application fees, rules and procedures by which the making of loans may be terminated, suspended or restricted, to the extent deemed by the Plan Administrator to be necessary or desirable in order to effect compliance with applicable laws and regulations or to provide for effective administration of such loans.

ARTICLE XVI

Miscellaneous

Section 16.01—Benefits Payable from Trust Fund

All benefits to be paid under the Plan shall be paid solely out of the Trust Fund and the Company and any Affiliated Company do not assume any liability or responsibility therefore.

Section 16.02—Elections

All elections and consents by Members and Beneficiaries shall be made in writing on a form prescribed by the Plan Administrator for such purposes, within the time limits set forth hereunder with respect to each such election or consent or, if no time limit is set forth, such limit as may be established by the Plan Administrator.

Section 16.03—No Right to Continued Employment

Neither the establishment of the Plan nor the payment of any benefits thereunder nor any action of the Company, the Board of Directors, the Plan Administrator or the Trustee shall be held or construed to confer upon any person any legal right to be continued in the employ of the Company.

Section 16.04—Inalienability of Benefits and Interest

No benefit payable under the Plan or interest in the Trust Fund shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action shall be void and no such benefit or interest shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Member or Beneficiary. If any Member or Beneficiary shall become bankrupt or shall attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge any benefit payable under the Plan or interest in the Trust Fund, then to the extent permitted by law, the Plan Administrator in its discretion may hold or apply such benefit or interest or any part thereof to or for the benefit of such Member, or his or her Beneficiary, his or her spouse, children, blood relatives, or dependents, or any of them, in such manner and in such proportions as the Plan Administrator may consider proper.

Notwithstanding any provision in the Plan to the contrary, the Plan Administrator shall: (a) comply with a qualified domestic relations order within the meaning of Code Section 414(p), including distributions required or permitted by the qualified domestic relations order to an alternate payee even though such payments are with respect to a Member who has not separated from service and which commence before the Member has attained the earliest retirement age under the Plan; (b) surrender to the government of the United States of America any portion of the Trust Fund which is subject to a federal tax levy made pursuant to Code Section 6331; and (c) satisfy a judgment against a Member for a crime involving the Plan, as described in Code Section 401(a)(13). The Plan Administrator shall establish a procedure to determine the qualified status of a domestic relations order and to administer distributions under such a qualified order. If any portion of the Trust Fund which is attributable to the benefits rights or interest of any Member is transferred to any other entity pursuant to subsection (a), (b) or (c) to satisfy a debt or other obligation of such Member, the amount credited to the Account of such Member shall be reduced by the amount so transferred.

Section 16.05—Payments for Exclusive Benefits of Members

Payments of benefits in respect of the interest of a Member under the Plan to any person other than such Member in accordance with the provisions of the Plan shall be deemed to be for the exclusive benefit of such Member.

Section 16.06—Prohibited Investment

The principal and income of the Trust Fund shall not be paid to or revert to the Company or any Affiliate or be used for any purpose other than the exclusive benefit of Members and Beneficiaries and the payment of the reasonable and necessary expenses of the Plan; provided that, this Section shall not prohibit the return, upon demand, of a contribution made to the Trust Fund if (a) the contribution is made as a result of a mistake of fact and the return is within one year of the contribution or (b) the deduction for the contribution is disallowed under Code Section 404 and the return (to the extent that a deduction is disallowed) is within one year of the disallowance.

Any contribution returned under this Section shall be reduced by any portion of such contribution that previously was distributed and by any losses of the Trust Fund allocable to such contribution, and in no event shall the return of any contribution cause the balance of any Member’s Account to be less than the amount of such balance had the contribution not been made.

Section 16.07—Rules of Construction

The terms and provisions of the Plan shall be construed according to the principles, and in the priority, as follows: first, in accordance with the meaning under, and which will bring the Plan into conformity with, the Code and ERISA; and secondly, in accordance with the laws of the State of Missouri. The Plan shall be deemed to contain the provisions necessary to comply with such laws. If any provision of the Plan shall be held illegal or invalid, the remaining provisions of the Plan shall be construed as if such provision had never been included. Wherever applicable, the masculine pronoun as used herein shall include the feminine, and the singular shall include the plural. The term profit shall mean profit or loss, as the case may be, and the term credit shall mean credit or charge, as the case may be.

Section 16.08—No Guarantee

Neither the Company nor the Trustee guarantees the Trust Fund in any manner against loss or depreciation.

Section 16.09—Address of Record

Each individual or entity with an actual or potential interest in the Plan shall file and maintain a current record address with the Plan. Any communication, statement or notice addressed to such individual or entity at his or her last post office address filed with the Plan Administrator will be binding upon the Member for all purposes of the Plan, and the Trustee and the Plan Administrator shall not be obligated to search for or to ascertain the whereabouts of any such individual or entity.

If no record address is filed, it may be presumed that the address used by the Company in forwarding statements of a Member’s Account is the record address.

Section 16.10—Participating Employers

The Board of Directors or the Plan Administrator, to the extent authority to do so is granted to the Plan Administrator by the Board of Directors, may approve the adoption of the Plan by an Affiliated Company with respect to all or certain of its Employees. An Affiliated Company will be deemed to have adopted the Plan by making contributions to the Plan. An Affiliated Company that adopts the Plan thereby consents to all future amendments to the Plan by the Company, agrees to make contributions to the Plan for its Employees in Covered Service in accordance with the Plan or such agreement with the Company and agrees to all interpretation and actions of the Plan Administrator. Any Participating Employer may terminate its participation in the Plan with respect to all or certain of its Employees upon appropriate action by it, in which event the funds of the Plan held on account of such Members and any unpaid balances of the Accounts of such Members who have separated from the employ of such Participating Employer, shall be determined by the Plan Administrator and shall be distributed in the event of termination of the Plan, held and distributed in accordance with the terms of the Plan governing treatment of Members transferred from Covered Service, or shall be segregated by the Trustee as a separate trust fund, pursuant to direction to the Trustee by the Plan Administrator, continuing the Plan as a separate plan for such employees of such company under which the board of directors of such company shall succeed to all the powers and duties of the Board of Directors, including the appointment of the members of the Plan Administrator.

Section 16.11—Headings

Headings of Articles and Sections of the Plan are inserted for convenience of reference. They constitute no part of the Plan.

Section 16.12—Use of Masculine Terms

As used herein, masculine terms shall include the feminine wherever appropriate.

Section 16.13—Payment of Expenses

(a) Direct charges and expenses arising out of the purchase or sale of securities, and taxes levied on or measured by such transactions shall be charged against the Investment Fund or Funds for which the transaction took place.

(b) To the extent permitted by law, all other expenses reasonably incurred in administering the Plan, including expenses of the Plan Administrator and the Trustee, fees for legal services, all taxes, if any, other than those charged to the Investment Funds, and the brokerage fees arising out of the purchase of Common Stock for the Company Common Stock Fund and the reinvestment of dividends on such Common Stock shall be charged to the Trust in the manner determined by the Plan Administrator.

Section 16.14—Rollover Contributions

The Trustee, at the discretion of the Plan Administrator, in each case, may accept from an Employee who is in Covered Service an “eligible rollover distribution” from an “eligible retirement plan” as those terms are defined in Code Section 402(c). An Employee who is in Covered Service may roll over an eligible rollover distribution from any other qualified plan as described in Code Section 401(a) or 403(a) excluding after-tax employee contributions, an annuity contract described in Code Section 403(b), excluding after-tax employee contributions, an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state of political subdivision of a state, an individual retirement account, or individual retirement annuity described in Code Section 408(a) or 408(b) that is eligible to be rolled over and would otherwise be includable in gross income. An Employee who is in Covered Service also may cause a direct transfer of an eligible rollover distribution, as described in Code Section 401(a)(31), to be made to the Plan from another qualified plan. The Employee shall be required to represent in writing that the rollover satisfies the requirements of the Code applicable to rollover contributions to a qualified plan and provide such other information or documentation as required by the Plan Administrator. A separate Rollover Account shall be established on behalf of the Employee under Section 1.36 for each such contribution. The Employee shall be fully vested with respect to his or her Rollover Account. In the event an amount contributed to the Plan pursuant to this Section shall be determined not to qualify as an eligible rollover distribution as defined above, the balance credited to such Rollover Account shall be distributed to the Employee who made a rollover contribution to the Plan.

The Plan Administrator may establish such procedures as it deems appropriate to assure that such contribution will not adversely affect the qualified status of the Plan.

ARTICLE XVII

Claims and Review Procedures

Section 17.01—Claims for Benefits

A Member or Beneficiary who believes that he or she is entitled to benefits under the Plan may file a written request for such benefits with the Plan Administrator setting forth his or her claim.

Section 17.02—Written Denials of Claims

Within ninety (90) days after receipt of the request, the Plan Administrator shall provide to every claimant who is denied a claim for benefits, written notice setting forth in a manner calculated to be understood by the claimant:

(a) The specific reason or reasons for the denial;

(b) Specific reference to pertinent Plan provisions on which the denial is based;

(c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(d) An explanation of the claim review procedure and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on review.

If special circumstances require an extension of time beyond the initial ninety (90) day period, prior to the end of such initial ninety (90) day period the Plan Administrator shall provide to the claimant written notice of the extension, the special circumstances requiring the extension, and the date by which the Plan Administrator expects to render the final decision. In no event shall such extension exceed a period of ninety (90) days from the end of the initial ninety (90) day period. If the Plan Administrator does not furnish a response within the initial ninety (90) day or extended period, the claimant shall be deemed to have exhausted the claims and appeals process set forth in this Article XVII and is entitled to file suit in state or federal court.

Section 17.03—Appeal of Denial

If a claimant receives notice from the Plan Administrator that a claim for benefits has been denied in whole or in part, the claimant or the claimant’s duly authorized representative may, within sixty (60) days after receipt of notice of such denial:

(a) Make written application to the Plan Administrator for a review of the decision. Such application shall be made on a form specified by the Plan Administrator and submitted with such documentation as the Plan Administrator shall prescribe;

(b) Review, upon request and free of charge, all documents, records and other information in the possession of the Plan Administrator which are relevant to the claim; and

(c) Submit written comments, documents, records and other information relating to the claim.

If the claimant or his or her duly authorized representative fails to file such appeal within sixty (60) days after the claim is denied, the claimant shall be deemed to have waived any right to appeal the denial of the claim.

If review of a decision is requested, such review shall be made by the Plan Administrator who shall review all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

The Plan Administrator shall furnish a written decision on review not later than sixty (60) days after the notice of appeal is filed by the claimant. If special circumstances require an extension of time beyond the initial sixty (60) day period, prior to the end of such initial sixty (60) day period the Plan Administrator shall provide to the claimant written notice of the extension, the special circumstances requiring the extension, and the date by which the Plan Administrator expects to render the final decision. In no event shall such extension exceed a period of sixty (60) days from the end of the initial sixty (60) day period.

Any denial shall inform the claimant of the specific reason or reasons for the denial, refer to the specific Plan provisions on which the denial is based, state that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim, and state that the claimant has a right to bring a civil action under Section 502(a) of ERISA.

Section 17.04—Limitation of Action and Choice of Venue

Before a Member or Beneficiary may bring a legal action against the Plan, the Plan Sponsor, or the Plan Administrator, the Member or Beneficiary must first complete all steps of the Claims and Review

Procedures contained in this Article XVII. After completing all steps of the Claims and Review Procedures contained in this Article XVII, a Member or Beneficiary has one (1) year from the date he or she is notified of the Plan Administrator’s final decision to bring such legal action or the right to bring such legal action is lost.

Any legal action against the Plan, the Plan Sponsor, or the Plan Administrator may only be brought in the United States District Court for the Eastern District of Missouri.

ARTICLE XVIII

Limitation on Contributions

Section 18.01—Limitation—In General

If a Member does not participate in any other qualified defined contribution plan, welfare benefit fund (as defined in Code Section 419(e)), or individual medical account (as defined in Code Section 415(l)(2)) maintained by the Company or an Affiliated Company, then the annual additions credited to his or her Account under this Plan for a Limitation Year shall not exceed the lesser of the following:

(a) The amount specified in Code Section 415(c)(1)(A), as adjusted annually for any applicable increases in the cost of living in accordance with Code Section 415(d), as in effect as of the last day of the Plan Year ($49,000 for 2009); and

(b) One hundred percent (100%) of the Member’s compensation, within the meaning of Code Section 415 (c)(3), for the limitation year. The compensation limit referred to in this subsection (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Code Section 401(h) or 419A(f)(2) which is otherwise treated as an annual addition). In addition, in order to be taken into account for purposes of this Section, compensation generally must be paid or treated as paid to the Member before the Member’s severance from employment. However, payments of compensation paid by the later of two and one-half months (2 1/2) months after the Members severance from employment or the end of the limitation year that includes the date of the Member’s severance from employment shall be treated as compensation to the extent such amounts are compensation for services rendered that would have been paid absent a severance from employment, or payments for accrued vacation or other leave the Member would have been able to use if employment had continued, or payment of unfunded nonqualified compensation that would have been paid at the same time if the Member had continued in employment. For purposes of this Section, severance from employment means termination of common law employment, unless, in the case of a sale of substantially all of the assets of a business, the Member is employed by the buyer of the business immediately after the sale and the buyer adopts this Plan or a successor qualified plan that accepts the assets and liabilities of this Plan with respect to such Member, or, in the case of cessation of affiliated company status, such former affiliated company or a member of its new controlled group adopts this Plan or a successor qualified plan that accepts the assets and liabilities of the Plan with respect to such Member.

For purposes of this Section 18.01, catch-up contributions, including Before-Tax Matched Contributions and Before-Tax Unmatched Contributions re-characterized as catch-up contributions in accordance with Section 4.05 and 4.07, made by a Member in accordance with Section 4.03(b) and Code Section 414(v), shall not be taken into account under this Section 18.01.

For purposes of this Section 18.01, Code Section 415, which limits the benefits and contributions under qualified plans, is hereby incorporated by reference. The limitation year shall be the Plan Year.

Section 18.02—Limitation if Other Qualified Defined Contribution Plan

If a Member participates in any other qualified defined contribution plan, welfare benefit fund, or individual medical account maintained by the Company or an Affiliated Company (applying the rules of Code Section 415(h)), then the annual additions credited to such Member’s Accounts under this Plan, together with the annual additions credited to such Member’s account under such other plan, fund, or account, for a limitation year shall not exceed the limit specified in 18.01 above.

Section 18.03—Corrective Action

If, as a result of the allocation of forfeitures, a reasonable error in estimating a Member’s Compensation, a reasonable error in determining the amount of Before-Tax Matched Contributions, Before-Tax Unmatched Contributions or After-Tax Contributions that may be made by a Member under the limits of Code Section 415 or under other limited facts and circumstances that the Commissioner of the Internal Revenue Service finds justify the availability of the rules set forth in this Article, the annual additions that otherwise would be credited to a Member’s Accounts exceed the limitations under Code Section 415 for the limitation year, the excess amounts shall be corrected in accordance with the principles set out in the Employee Plans Compliance Resolution System.

ARTICLE XIX

Top-Heavy Provisions

Section 19.01—Introduction

This Article applies to determine whether the Plan is a Top-Heavy Plan for a Plan Year.

To the extent that this Article does not contain all rules in Code Section 416 (and the regulations thereunder) that apply for this purpose, such rules are incorporated herein by reference and shall supplement this Article.

Section 19.02—Top-Heavy Plan

For purposes of this Article, the Plan will be determined to be Top-Heavy for a Plan Year if, as of the Determination Date, the sum of:

(a) the present value of the cumulative accrued benefits with respect to any defined benefit plan; and

(b) the aggregate value of the accounts with respect to any defined contribution plan of Key Employees under the Plan exceeds sixty percent (60%) of the sum of (a) and (b) of all Members under the Plan as determined pursuant to Code Section 416(g).

Payments made within the one (1) year period ending on the Determination Date shall be added to the account balance of any defined contribution plan or the present value of the cumulative accrued benefits with respect to any defined benefit plan in determining whether the Plan is Top-Heavy. The preceding sentence shall also apply to payments from a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code Section 416(g)(2)(a)(i). In case of a payment made for a reason other than separation from employment, death, or disability, this provision shall be applied by substituting “five (5) year period” for “one (1) year period”.

The account balance of any defined contribution plan or present value of the cumulative accrued benefits with respect to any defined benefit plan of a Member who is not a Key Employee with respect to the Plan Year but who was a Key Employee in a prior year shall be disregarded. The account balance of any defined contribution plan or present value of the cumulative accrued benefits with respect to any defined benefit plan of a Member who has not performed services for the Company or an Affiliated Company during the one (1) year period ending on the Determination Date shall not be taken into account.

Each plan of the Company and Affiliated Company required to be included in an aggregation group shall be treated as a top-heavy plan if such group is a top-heavy group. For purposes of this Article, the term “aggregation group” means:

(a) each plan of the Company and Affiliated Company in which a Key Employee is a Member; and

(b) each other plan of the Company and Affiliated Company which enables any plan described in subsection (a) to meet the requirements of Code Sections 401(a)(4) or 410.

The Company may treat any plan not required to be included in an aggregation group under subsections (a) or (b) above as being part of such group if such group would continue to meet the requirements of Code Sections 401(a)(4) and 410 with such plan being taken into account.

Section 19.03—Determination Date

The “determination date”, with respect to any Plan Year, is the last day of the immediately preceding Plan Year; provided however that, the Determination Date for the first Plan Year shall be the last day of such Plan Year.

Section 19.04—Valuation of Trust Fund as of Determination Date

The value of the Trust Fund, and of the respective Member Accounts which together constitute the Trust Fund, shall be determined as of the Determination Date in accordance with Article VII.

Section 19.05—Key Employee; Non-Key Employee

“Key Employee” means an Employee or former Employee (including any deceased Employee) who, at any time during the Plan Year that includes the Determination Date, was:

(a) An officer of the Company or any Affiliated Company having an annual compensation greater than $130,000 (as adjusted under Code Section 416(i)(1), $160,000 for 2009);

(b) A five percent (5%) owner of the Company or any Affiliated Company; or

(c) A one percent (1%) owner of the Company or any Affiliated Company having an annual compensation from the Company of more than $150,000.

For purposes of this Article, “compensation” means compensation as defined in Code Section 415(c)(3) and the regulations thereunder. The determination of who is a Key Employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

A “Non-Key Employee” is any Employee who is not a Key-Employee.

Section 19.06—Minimum Benefit

If the Plan is determined to be Top-Heavy for a Plan Year, the Company contributions and forfeitures allocated (excluding Before-Tax Matched Contributions and Before-Tax Unmatched Contributions) on behalf of each Member who was a Non-Key Employee and who was employed on the last day of the Plan Year shall in no case be less than the lesser of:

(a) Three percent (3%) of such Member’s compensation for such Plan Year, or

(b) The highest percentage of compensation allocated to the Accounts of a Key Employee for that year. For this purpose, compensation shall include elective contributions made under the Plan on behalf of such Key Employee.

Notwithstanding anything in the Plan to the contrary, each Member entitled to a Company contribution under this Section shall be allocated such contribution regardless of whether the Member completes a year of service for vesting.

Company Matching Contributions made pursuant to Section 4.02 shall be taken into account for purposes of satisfying the minimum contribution requirements of Code Section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Company Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Company Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Code Section 401(m).

Notwithstanding anything in the Plan to the contrary, the Company may elect to satisfy the minimum benefit requirements as set forth herein and Code Section 416, in this Plan, within any one or more of the other plans maintained by the Company or Affiliated Company, or by aggregating amounts from this Plan and one or more of those other plans.

Section 19.07—Subsequent Amendment of Provisions

In the event that it should be determined by statute or ruling by the Internal Revenue Service that the provisions of this Article are no longer necessary to qualify the Plan under the Code, this Article shall be ineffective without amendment to the Plan.

IN WITNESS WHEREOF, Energizer Holdings, Inc. has caused this Amendment No. 15 to be executed by the undersigned representative of the Company this 7th day of December, 2009.

ENERGIZER HOLDINGS, INC.

By:	/s/ Peter J. Conrad

Name:	Peter J. Conrad

Title:	Vice President, Human Resources

APPENDIX A

MERGED PLAN PROTECTED BENEFITS

The following provisions modify and override the provisions of the Plan to the extent provided in this Appendix with respect to certain grandfathered rights applicable to accounts transferred to the Plan in connection with the merger of the Tanning Research Laboratories, Inc. Profit Sharing and Retirement Savings Plan (“HT Plan”) into the Plan. The HT Plan Prior Plan Employer Match Account has been established in connection with the merger of the HT Plan into this Plan, to account for the fact that the HT Plan was originally a money purchase pension plan and was converted into the HT Plan effective as of October 1, 1988; however, because the most recent recordkeeper for the HT Plan did not separately account for the money purchase pension funds, a Prior Plan Employer Match Account will be established for each participant in the HT Plan who was hired prior to October 1, 1988 and who has an employer contribution account under the HT Plan on December 31, 2007 immediately prior to the merger of the HT Plan into the Plan.

The capitalized defined terms used in the Plan shall have the same meaning when used in this Appendix A.

Notwithstanding any other provision of the Plan to the contrary, a Member’s Prior Plan Employer Match Account shall be maintained to the extent necessary to administer the provisions of this Appendix A and to comply with the requirements of applicable law including the requirement that the Plan preserve all “Section 411(d)(6) protected benefits,” as that term is defined in Reg. Section 1.411(d)-4, with respect to a Member’s Accounts, except to the extent such “Section 411(d)(6) protected benefit” is inconsistent with the terms of the Plan and may be eliminated or reduced in accordance with such regulation to comport with the terms of the Plan.

1. Form of Payment from the HT Plan Prior Plan Employer Match Account. In addition to the forms of payment provided in Section 9.02 of the Plan, a Member may elect to receive his or her benefits credited to the Prior Plan Employer Match Account in the form of a life annuity, funded through the purchase of a nontransferable annuity contract. A Member may elect to receive his or her benefits in the form of a life annuity, a fixed annuity, a variable annuity, or any other form of nontransferable annuity contract. For this purpose an annuity contract is nontransferable if the owner cannot sell, assign, discount or pledge as collateral for a loan or as security for the performance of an obligation or for any other purposes his or her interest in the contract to any person other than the issuer thereof.

Any amount in the Member’s Prior Plan Employer Match Account shall be payable in the normal form of a Qualified Joint and Survivor Annuity (as defined below) unless the Member validly elects not to receive distribution in that form and the Spouse of the Member, if any, consents to such election in accordance with the provisions of this Appendix, or unless the vested amount credited to the Member’s Accounts is less than the amount prescribed in Section 9.05.

(a) Qualified Joint and Survivor Annuity. A Qualified Joint and Survivor Annuity means an annuity for the life of the Member with a survivor annuity for the life of his or her Spouse which is equal to fifty percent (50%) of the amount of the annuity which is payable to the Member during the joint lives of the Member and the Spouse. In the case of a Member who does not have an Spouse, a Qualified Joint and Survivor Annuity means an annuity for the life of the Member.

Each Member entitled to receive his or her benefit in the form of a Qualified Joint and Survivor Annuity shall furnish proof satisfactory to the Plan Administrator of the age of his or her Spouse, if any, within a reasonable period before his or her Annuity Starting Date.

(b) Qualified Optional Survivor Annuity. A Qualified Optional Survivor Annuity means an annuity for the life of the Member with a survivor annuity for the life of his or her Spouse which is equal to seventy-five percent (75%) of the amount of the annuity which is payable to the Member during the joint lives of the Member and the Spouse. In the case of a Member who does not have an Spouse, a Qualified Optional Survivor Annuity means an annuity for the life of the Member.

Each Member entitled to receive his or her benefit in the form of a Qualified Optional Survivor Annuity shall furnish proof satisfactory to the Plan Administrator of the age of his or her Spouse, if any, within a reasonable period before his or her Annuity Starting Date.

(c) Election Not to Receive a Qualified Joint and Survivor Annuity or Qualified Optional Survivor Annuity. An election to receive a life annuity in a form other than a Qualified Joint and Survivor Annuity or a Qualified Optional Survivor Annuity may be made (and any prior such election may be revoked) by a Member, subject to the following:

(1) The election must be made and any necessary consent obtained during the Election Period as defined below. The election must be in writing on a form acceptable to the Plan Administrator and must be signed by the Member. The election form must clearly indicate that the Member is electing to receive his or her benefit in a form other than a Qualified Joint and Survivor Annuity or Qualified Optional Survivor Annuity and must specify the form of distribution elected. If applicable, the election must also name the specific non-spouse beneficiary who will receive the benefit, if applicable.

(2) The Spouse of the Member must consent to the election in writing on a form acceptable to the Plan Administrator, signed by the Spouse and witnessed by a Plan representative or a notary public. The consent must specify the form of distribution elected by the Member; name the specific non-spouse beneficiary who will receive the benefit, if applicable; and acknowledge the effect of the election. Such a consent is not necessary if the Member establishes to the satisfaction of the Plan Administrator that such written consent may not be obtained because there is no Spouse, because the Spouse cannot be located, or because of such other circumstances as Treasury Regulations may prescribe. Any consent by the Spouse shall be effective only with respect to such Spouse.

(3) Any such election may be revoked or changed by the Member by a subsequent election made in accordance with this section during the Election Period. The election may be revoked, but not changed, without the consent of the Spouse. The Spouse may not revoke a consent to a valid election.

(4) Subject to the exceptions below, no less than thirty (30) days and no more than 180 days before the Annuity Starting Date, the Plan Administrator or insurance company shall provide to the Member a written notification that includes a general explanation of the Qualified Joint and Survivor Annuity and Qualified Optional Survivor Annuity; the circumstances in which it will be provided unless the Member elects otherwise; the availability of the election; a general explanation of the relative financial effect on the distribution of the Member of such an election; an explanation of the relative values of the optional forms of payment; the rights of the Member’s Spouse, if any; the right to revoke a previous election and the effect of such a revocation; and an explanation of the availability of additional specific information on the financial effect of making such an election.

Such notice shall be provided in a manner that conforms to the requirements of ERISA. An election made in accordance with this section is valid only if made after such notice has been properly provided.

The Member, with the consent of the Spouse of the Member, if any, may affirmatively elect to waive the requirement that such a notice must be provided at least thirty (30) days before his or her Annuity Starting Date, provided that the distribution commences more than seven (7) days after such notice is provided to the Member. A distribution may commence less than thirty (30) days after the above notice is given, provided that the Member affirmatively elects to waive the timing requirements for such notice after the Plan Administrator clearly informs the Member that he or she has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution in the form of a Qualified Joint and Survivor Annuity or a Qualified Optional Survivor Annuity.

(5) Subject to the exceptions below, the Election Period of a Member means the 180 day period ending on the Annuity Starting Date of the Member. In the event a Member waives the thirty (30) day notice requirement as permitted above, the Election Period of the Member shall end on the later of the Annuity Starting Date of the Member or seven (7) days after such notice is provided to the Member. If the notice described above is provided to the Member after the Annuity Starting Date of the Member, the Election Period of the Member shall be the thirty (30)-day period beginning when such notice is provided to the Member; provided that, the Member, with the consent of the Spouse of the Member, if any, may affirmatively elect to waive the requirement that the Election Period extend at least thirty (30) days, provided that the distribution of his or her pension benefit commences more than seven (7) days after such notice is provided to the Member and the Election Period includes at least seven (7) days after such notice is provided.

(d) Annuity Starting Date. For purposes of this Appendix, Annuity Starting Date means the first day of the first period for which a benefit is payable to a Member in the form of an annuity in accordance with this Appendix (not the date of distribution of an annuity contract); for any other form of benefit, Annuity Starting Date means the date distributions commence.

(e) Distribution of Annuity Contracts. In the event a Member or Beneficiary shall be entitled to receive a distribution in the form of an annuity pursuant to this Appendix, at the direction of the Plan Administrator, the Trustee shall purchase a nontransferable annuity contract from an insurance company with the vested amount credited to the Member’s Prior Plan Employer Match Account other than a Member loan balance. Selection of such an annuity contract shall be made by the Member or Beneficiary for whom such an annuity contract is to be purchased. In the absence of a selection by the Member or Beneficiary, the Trustee shall make the selection.

Any annuity contract purchased by the Trustee shall satisfy all of the terms and conditions of the Plan. Such an annuity contract shall provide payment options that conform to those provided by the terms of the Plan, so that payment pursuant to the contract satisfies the terms of the Plan (including but not limited to the survivor annuity requirements of the Plan) as if paid directly by the Plan.

The Plan Administrator shall direct the Trustee to transfer such an annuity contract to the Member or Beneficiary, whichever is applicable, if annuity payments under the contract have commenced, or, in the case of a deferred annuity, if the contract by its terms provides that the insurance company that issued the contract will administer the notice and election provisions relating to optional forms of payment. The insurance company that issues such a contract is hereby designated as the Plan Administrator with respect to administering notice and election requirements of a deferred annuity contract.

Neither the Trustee, the Plan Administrator nor any Employer shall be responsible for the failure on the part of an insurance company issuing such an annuity contract to pay annuities if and when the payments shall become due and payable. When the Trustee shall have purchased an annuity contract for a Member or Beneficiary and distributed the contract to such person, the Member or Beneficiary, whichever is applicable, shall have no further right or claim to receive payments from the Trust Fund to the extent that the balance in his or her Prior Plan Employer Match Account was applied to the purchase of an annuity contract.

(f) Payments in the Event of Benefit. This subsection shall apply to any Member who dies before his or her Annuity Starting Date.

Such a Member’s surviving Spouse shall be entitled to receive a single life annuity which is of actuarial equivalent value to fifty percent (50%) of the amount credited to the Member’s Prior Plan Employer Match Account as of the date of the Member’s death (“Qualified Pre-Retirement Survivor Annuity”) or a Qualified Optional Survivor Annuity (as defined in (b) above), unless there is no surviving Spouse or the surviving Spouse has validly consented to the designation of another Beneficiary in accordance with Section 10.02 of the Plan. Such annuity shall be provided to the surviving Spouse in the form of a nontransferable annuity contract purchased by the Trustee from an insurance company in accordance with this Appendix.

Each such Member from time to time may designate on a form acceptable to the Plan Administrator any Beneficiary (including a trust) or Beneficiaries (concurrently, contingently or successively) to whom the Member’s benefits under the Plan are to be paid if he or she dies before receiving all of such benefits; provided that, before his or her Annuity Starting Date, a Member may not designate any person or persons other than the surviving Spouse as Beneficiary of more than fifty percent (50%) of the amount credited to the Member’s Prior Plan Employer Match Account unless the surviving Spouse of the Member consents to such designation on a form acceptable to the Plan Administrator. Such consent must specify the specific non-spouse Beneficiary designated by the Member and must acknowledge the effect of such designation and such designation must be witnessed by a Plan representative or notary public. Such a Beneficiary designation is valid only if made after the notice described in the next paragraph has been properly provided. If made before the Member has attained age thirty–five (35), such a Beneficiary designation and spousal consent shall become invalid on the first day of the Plan Year in which the Member attains age thirty-five (35) (unless the Member incurs a Termination of Employment before such time). A Member may then file another such Beneficiary designation form with spousal consent in accordance with this subsection. Any designation of a non-spouse Beneficiary may be revoked or changed by the Member by a subsequent designation made in accordance with this section prior to the Member’s Annuity Starting Date. The designation may be revoked but not changed without the consent of the Spouse. The Spouse may not revoke a consent to a valid Beneficiary designation. This paragraph shall not apply to a Member who has reached his or her Annuity Starting Date.

The Plan Administrator shall provide to the Member a written explanation of:

(1) The terms and conditions of the Qualified Pre-Retirement Survivor Annuity and the Qualified Optional Survivor Annuity;

(2) The availability of the designation provided by this subsection and the effect of making such a designation;

(3) The rights of the Spouse of the Member; and

(4) The right to revoke a previous designation and the effect of such a revocation.

Such notice may be furnished by any means that conform to the requirements of ERISA during whichever of the following periods ends last:

(i) the period beginning on the first day of the Plan Year in which the Member attains age thirty-two (32) and ending on the first day of the Plan Year in which the Member attains age thirty-five (35); and

(ii) the period beginning one year before the Employee becomes a Member and ending one year after he or she becomes a Member;

provided that, in the case of a Member who incurs a Termination of Employment before attaining age thirty-five (35), such notice shall be furnished to such Member during the period beginning one year before the Member’s Termination of Employment and ending one year after the Member’s Termination of Employment.

If fifty percent (50%) of the Member’s vested Account balance does not exceed the amount specified in Section 9.02, the Plan Administrator shall direct the distribution of such amount to the surviving Spouse in a single lump sum payment in lieu of the annuity.

A surviving Spouse entitled to receive an annuity pursuant to this subsection may elect to receive the benefit in a lump sum cash payment in lieu of the annuity.

A surviving Spouse entitled to receive an annuity pursuant to this subsection may direct that payments under the annuity commence within a reasonable time after the death of the Member.

The portion of the amount credited to a Member’s Prior Plan Employer Match Account that is not payable in the form of a Pre-Retirement Survivor Annuity pursuant to the foregoing shall be distributed to the Beneficiary in one lump sum payment.

AMENDMENT NO. 16

TO THE

ENERGIZER HOLDINGS, INC.

SAVINGS INVESTMENT PLAN

WHEREAS, Energizer Holdings, Inc. (“Company”) adopted the Energizer Holdings, Inc. Savings Investment Plan (“Plan”) effective as of April 1, 2000; and

WHEREAS, the Plan has been amended from time to time most recently in the form of anamendment and complete restatement effective as of January 1, 2010 (Amendment No. 15) to provide, among other things, for the incorporation of Amendments No. 11, 12, 13 and 14 into the document and to make certain changes to the SIP to reflect the redesign of the Energizer Holdings, Inc. Retirement Plan effective January 1, 2010, including removal of all references to After-Tax Matched Contributions; and

WHEREAS, the Energizer Plans Administrative Committee (“EPAC”) has been delegated the authority to amend the Plan document; and

WHEREAS, EPAC desires to amend the Plan to provide. among other things, rules for beneficiary determinations and related issues upon divorce of a member, simultaneous death of a member and beneficiary, the death of a member resulting from a criminal act of a beneficiary, a minor having been named as a beneficiary and a member dying without a valid beneficiary designation on file with the Plan Administrator;

NOW. THEREFORE, the Plan is hereby amended, effective as of January 1, 2011, as follows:

I.

Section 10.02 is amended by adding the following to the end of said Section:

“Unless the Member has indicated otherwise on the beneficiary designation, any designation of a beneficiary identified as the Member’s Spouse shall be deemed revoked by the divorce of the Member and such Beneficiary. Such revocation shall be effective any time before payment of benefits to such former Spouse upon receipt of acceptable documentary evidence of divorce, delivered to the Plan’s record keeper and/or Plan Administrator. The Plan’s record keeper and/or Plan Administrator are not responsible for any payment or transfer to an ex-spouse Beneficiary in the absence of such documentation. Not withstanding anything to the contrary stated in this section, any domestic relations order submitted to and qualified by the Plan’s record keeper and/or the Plan Administrator at any time prior to the final transfer and/or payment of the Member’s account shall be deemed to constitute such acceptable documentary evidence of divorce.

If a Beneficiary dies within 120 hours of a Member, the Beneficiary will not be entitled to the Member’s account. To be entitled to receive any undistributed amounts credited to the Member’s account at the Participant’s death, any person(s) designated as a Beneficiary (ies) must be alive and any entity designated as a Beneficiary must be in existence at the time of the Member’s death.

In the event that the order of deaths of the Member and any Beneficiary cannot be determined or have occurred within 120 hours of each other, the Member shall be deemed to have survived the Beneficiary.

In the event the death of a Member or any Beneficiary is the result of a criminal act involving any Beneficiary (or other Beneficiary, as applicable), a person convicted of such criminal act shall not be entitled to receive any undistributed amounts credited to the Member’s account.

As long as a Beneficiary remains a minor, an inherited account opened for such Beneficiary shall be controlled by such person(s) demonstrated to the Plan Administrators satisfaction to be authorized to act on behalf of the minor. The minor’s representative may be the court-appointed guardian or conservator, or a person named to serve as the minor’s representative in the Member’s last will and testament admitted to probate, or other person deemed by the Plan Administrator to be authorized to act for the minor. A minor is a person who has not yet reached the age of majority for the ownership of investments under the law of the state of the minor’s domicile. A for merminor may request that the inherited account be transferred to him or her at any time after attaining the age of majority.”

II.

Section 10.04 of the Plan is deleted in its entirety and replaced with the following:

“Section 10.04—Payments in the Event of Death with no Designated Survivor In the event of (a) the death of a Member or Beneficiary not survived by a person designated to receive any payment. then due or (b) no Beneficiary being designated, the Plan Administrator shall direct that any benefits payment due him or her shall be paid to his or her Spouse, if living, and if there is no surviving Spouse, then to the Member’s or Beneficiarv’s estate.”

IN WITNESS WHEREOF, EPAC has caused this Amendment No. 16 to the Plan to be executed on behalf of the Company by a duly authorized member of EPAC this 5th day of December, 2011.

ENERGIZER HOLDINGS, INC.

By: /s/ Peter J. Conrad

Name: Peter J. Conrad

Title: Vice President, Human Resources